   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 31, 1995

                                                  REGISTRATION NO. 33-60869
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                              AMENDMENT NO. 1

                                    TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                        GREEN TREE FINANCIAL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                ----------------

                                                             41-1807858
        DELAWARE                      9999
                                                          (I.R.S. EMPLOYER
                                                         IDENTIFICATION NO.)
            (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)
     (STATE OR OTHER
     JURISDICTION OF
    INCORPORATION OR
      ORGANIZATION)

                              1100 LANDMARK TOWERS
                              345 ST. PETER STREET
                        SAINT PAUL, MINNESOTA 55102-1639
                                 (612) 293-3400
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                ----------------

                               JOHN W. BRINK
                              1100 LANDMARK TOWERS
                              345 ST. PETER STREET
                        SAINT PAUL, MINNESOTA 55102-1639
                                 (612) 293-3400
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                ----------------

      GREEN TREE MANUFACTURED HOUSING NET INTEREST MARGIN FINANCE CORP. I
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                          THE CORPORATE TRUST COMPANY
                            CORPORATION TRUST CENTER
                               1209 ORANGE STREET
                           WILMINGTON, DELAWARE 19801
                                 (302) 655-5049
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               JOHN W. BRINK
                              1100 LANDMARK TOWERS
                              345 ST. PETER STREET
                        SAINT PAUL, MINNESOTA 55102-1639
                                 (612) 293-3400
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                ----------------

                                   COPIES TO:
          CHARLES F. SAWYER                        CATHY M. KAPLAN
      DORSEY & WHITNEY P.L.L.P.                      BROWN & WOOD
        220 SOUTH SIXTH STREET                  ONE WORLD TRADE CENTER
     MINNEAPOLIS, MINNESOTA 55402              NEW YORK, NEW YORK 10048

                                ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES TO THE
PUBLIC: As soon as practicable after the effective date of this Registration Statement.

  If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act of 1933, check the following box: [_]

                                ---------------

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                          PROPOSED       PROPOSED
 TITLE OF EACH CLASS OF      AMOUNT       MAXIMUM        MAXIMUM      AMOUNT OF
    SECURITIES TO BE         TO BE     OFFERING PRICE   AGGREGATE    REGISTRATION
       REGISTERED          REGISTERED   PER UNIT(1)   OFFERING PRICE    FEE(2)
---------------------------------------------------------------------------------
Securitized Net Interest
 Margin Certificates...   $308,000,000      100%       $308,000,000  $106,206.90
---------------------------------------------------------------------------------
Manufactured Housing
 Contract
 Senior/Subordinate
 Pass-Through
 Certificates, Series
 1995-5, Class C.......       (3)           (3)            (3)           (4)
---------------------------------------------------------------------------------
Manufactured Housing
 Contract
 Senior/Subordinate
 Pass-Through
 Certificates, Series
 1995-4, Class C, and
 related Guarantee Fee
 payable by such Trust.       (3)           (3)            (3)           (4)
---------------------------------------------------------------------------------
Manufactured Housing
 Contract
 Senior/Subordinate
 Pass-Through
 Certificates, Series
 1995-3, Class C, and
 related Guarantee Fee
 payable by such Trust.       (3)           (3)            (3)           (4)
---------------------------------------------------------------------------------
Manufactured Housing
 Contract
 Senior/Subordinate
 Pass-Through
 Certificates, Series
 1995-2, Class C.......       (3)           (3)            (3)           (4)
---------------------------------------------------------------------------------
Manufactured Housing
 Contract
 Senior/Subordinate
 Pass-Through
 Certificates, Series
 1995-1, Class C, and
 related Guarantee Fee
 payable by such Trust.       (3)           (3)            (3)           (4)
---------------------------------------------------------------------------------
Manufactured Housing
 Contract
 Senior/Subordinate
 Pass-Through
 Certificates, Series
 1994-8, Class C, and
 related Guarantee Fee
 payable by such Trust.       (3)           (3)            (3)           (4)
---------------------------------------------------------------------------------
Manufactured Housing
 Contract
 Senior/Subordinate
 Pass-Through
 Certificates, Series
 1994-7, Class C, and
 related Guarantee Fee
 payable by such Trust.       (3)           (3)            (3)           (4)
---------------------------------------------------------------------------------
Manufactured Housing
 Contract
 Senior/Subordinate
 Pass-Through
 Certificates, Series
 1994-6, Class C, and
 related Guarantee Fee
 payable by such Trust.       (3)           (3)            (3)           (4)
---------------------------------------------------------------------------------
Manufactured Housing
 Contract
 Senior/Subordinate
 Pass-Through
 Certificates, Series
 1994-5, Class C, and
 related Guarantee Fee
 payable by such Trust.       (3)           (3)            (3)           (4)
---------------------------------------------------------------------------------
Limited Recourse Note
 Issued by Finance I...       (4)           (4)            (4)           (4)
---------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the registration fee on the basis of the proposed maximum aggregate offering price, pursuant to Rule 457(c).

(2) Of this amount, $344.83 has been previously paid and $105,862.07 is being paid herewith.

(3) The Residual Assets and the Guarantee Fees have no stated principal amount.

(4) No additional consideration will be paid for the Residual Assets, Guarantee Fees, or the Finance I Note; accordingly, no separate filing fee is being paid herewith pursuant to Rule 457(n).

                      GREEN TREE SECURITIZED NET INTEREST
                              MARGIN TRUST 1995-A

                               ----------------

                             CROSS REFERENCE SHEET

         PURSUANT TO ITEM 501(B) OF REGULATION S-K SHOWING LOCATION IN
                     PROSPECTUS OF PART I ITEMS OF FORM S-1

       ITEM NUMBER AND HEADING
  IN FORM S-1 REGISTRATION STATEMENT             LOCATION IN PROSPECTUS
  ----------------------------------             ----------------------
 1.Forepart of the Registration
     Statement and Outside Front Cover
     Page of Prospectus...............  Outside Front Cover Page
 2.Inside Front and Outside Back Cover
     Pages of Prospectus..............  Inside Front Cover Page; Outside Back
                                         Cover Page
 3.Summary Information, Risk Factors
     and Ratio of Earnings to Fixed
     Charges..........................  Summary of Terms; Risk Factors
 4.Use of Proceeds....................  Use of Proceeds
 5.Determination of Offering Price....  Not Applicable
 6.Dilution...........................  Not Applicable
 7.Selling Security Holders...........  Not Applicable
 8.Plan of Distribution...............  Outside Front Cover Page; Underwriting
 9.Description of Securities to be      Yield, Average Life and Prepayment
     Registered.......................   Considerations; Description of the
                                         Certificates; Description of the Trust
                                         Documents
10.Interests of Named Experts and
     Counsel..........................  Not Applicable
11.Information with Respect to the      Outside and Inside Front Cover Pages;
     Registrant.......................   Summary of Terms; Risk Factors; The
                                         Trust; The Trust Property; Historical
                                         and Projected Net Excess Cash Flow;
                                         Yield, Average Life and Prepayment
                                         Considerations; Description of the
                                         Certificates; Use of Proceeds; Appendix
                                         I; Outside Back Cover Page
12.Disclosure of Commission Position
     on Indemnification for Securities
     Act Liabilities..................  Not Applicable

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

     SUBJECT TO COMPLETION--PRELIMINARY PROSPECTUS DATED JULY 31, 1995

PROSPECTUS

                               $308,000,000

                                      LOGO
            GREEN TREE SECURITIZED NET INTEREST MARGIN TRUST 1995-A

                  % SECURITIZED NET INTEREST MARGIN CERTIFICATES

                                  -----------

  Green Tree Securitized Net Interest Margin Trust 1995-A (the "Trust") will be formed pursuant to a Trust Agreement, dated as of June 1, 1995, among Green Tree Manufactured Housing Net Interest Margin Finance Corp. I ("Finance I"), a wholly owned subsidiary of Green Tree Financial Corporation ("Green Tree"), Green Tree Manufactured Housing Net Interest Margin Finance Corp. II ("Finance II"), a wholly owned subsidiary of Green Tree, and Wilmington Trust Company, as
Trustee. The Trust will issue $308,000,000 aggregate principal amount of   %
Securitized Net Interest Margin Certificates (the "Certificates"). The assets of the Trust will consist of (i) the residual cashflow from nine real estate mortgage investment conduits ("REMICs"), whose assets consist of pools of manufactured housing contracts sold by Green Tree to investors between August 1994 and July 1995 (collectively, the "Securitized Pools"), (ii) a limited recourse note (the "Finance I Note") issued by Finance I, (iii) a reserve fund for the benefit of the Certificateholders (the "Reserve Fund") and (iv) certain related property (as described herein). The Finance I Note will be secured by, and will be payable solely from, Guarantee Fees payable with respect to seven of the Securitized Pools and certain related property, all as described herein.

  The Certificates offered hereby represent fractional undivided interests in
the Trust. Principal and interest, at one-twelfth of the interest rate of   %
per annum, will be distributed to the Certificateholders on the 15th day of each month (each, a "Distribution Date"), beginning August 15, 1995. It is a condition of issuance that the Certificates be rated "BBB+" by Fitch Investors Service, L.P. ("Fitch") and "Baa3" by Moody's Investors Service, Inc. ("Moody's").

  The Final Scheduled Distribution Date for the Certificates will be July 15, 2005. However, payment in full of the Certificates is expected to occur earlier than such date, as described herein. Investors may be unable to invest payments of principal received on the Certificates at a rate equal to the interest rate on the Certificates.

  The Certificates initially will be represented by certificates registered in the name of Cede & Co., the nominee of the Depository Trust Company ("DTC"). The interests of beneficial owners of the Certificates ("Certificate Owners") will be represented by book entries on the records of the participating member of DTC. Definitive Certificates will be available only under the limited circumstances described herein. See "Description of the Certificates-- Registration of the Certificates."

  Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") intend to make a secondary market in the Certificates, but have no obligation to do so. There can be no assurance that a secondary market for the Certificates will develop, or if it does develop, that it will continue.

  The Certificates will not be insured or guaranteed by any governmental agency or instrumentality, by Green Tree or any of its affiliates, or by the Underwriters or any of their affiliates, and will be payable only from amounts held by or owed to the Trust.

                                  -----------

  FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE CERTIFICATES, SEE "RISK FACTORS" ON PAGE 8 HEREIN.

                                  -----------

THESE SECURITIES  HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE  SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
  ACCURACY OR ADEQUACY OF THIS  PROSPECTUS.ANY REPRESENTATION TO THE CONTRARY
   IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                             Price to  Underwriting Proceeds to
                                             Public(1) Discount(2)  the Trust(3)
--------------------------------------------------------------------------------
Per Certificate.............................      %           %            %
--------------------------------------------------------------------------------
Total.......................................   $           $            $
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(1) Plus accrued interest, if any, from August  , 1995.
(2) Green Tree has agreed to indemnify the Underwriters against certain liabilities under the Securities Act of 1933. See "Underwriting."

(3) Before deducting expenses, estimated to be $982,000.

                                  -----------

  The Certificates are offered subject to prior sale, when and if issued by the Trust and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Certificates will be made in book-entry form only through the Same Day Funds Settlement system of DTC on or about August , 1995.

                                  -----------
LEHMAN BROTHERS                                              MERRILL LYNCH & CO.

August  , 1995

  IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE CERTIFICATES OFFERED HEREBY AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

  Until     , 1995, all dealers effecting transactions in the Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                         REPORTS TO CERTIFICATEHOLDERS

  The Trust will cause to be provided to the holders of the Certificates certain monthly and annual reports concerning the Certificates and the Trust as further described in this Prospectus under "Description of the Certificates-- Reports to Certificateholders."

                             ADDITIONAL INFORMATION

  This Prospectus contains a summary of certain material terms of certain of the documents referred to herein, but does not contain all of the information set forth in the Registration Statement of which this Prospectus is a part (the "Registration Statement"). For further information, reference is made to such Registration Statement and the exhibits thereto which Green Tree has filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended. Statements contained in this Prospectus describing a provision of any agreement or other document referred to are summaries, and if this Prospectus indicates that such agreement or other document has been filed as an exhibit to the Registration Statement, reference is made to the copy of the agreement or other document filed as an exhibit, each such statement being qualified in all respects by reference to the actual provision being described. Copies of the Registration Statement can be inspected and, upon payment of the Commission's prescribed charges, copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at certain of its Regional Offices located as follows: New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York 10048, and Chicago Regional Office, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661.

                                SUMMARY OF TERMS

  The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus.

Issuer..................
                          Green Tree Securitized Net Interest Margin Trust 1995-A (the "Trust"), a Delaware business trust to be formed on or about August , 1995 (the "Closing Date") pursuant to a Trust Agreement dated as of June 1, 1995 (the "Trust Agreement") among Green Tree Man-ufactured Housing Net Interest Margin Finance Corp. I ("Finance I"), Green Tree Manufactured Housing Net Interest Margin Finance Corp. II ("Finance II") and Wilmington Trust Company, as Trustee (the "Trustee").

Securities Offered......
                          $308,000,000 aggregate principal amount of   %
                          Securitized Net Interest Margin Certificates
                          ("SNIMCs" or the "Certificates"), issued pursuant to the Trust Agreement. The Trust will also issue cer-tificates representing subordinated interests in the Trust (the "Subordinated Certificates"), which are not offered hereby, to Finance I and Finance II.

Trust Property..........
                          The Certificates will be secured by, and payable solely from, the Trust Property. The Trust Property will consist of (i) a limited recourse note in the initial amount of $227,500,000 (the "Finance I Note") issued by Finance I, which in turn will be secured by, and payable solely from, the Guarantee Fees (as described below), (ii) the "residual interests" in nine trusts (the "Residual Assets"), (iii) a reserve fund for the benefit of the Certificateholders (the "Reserve Fund"), and (iv) the related property described below. The Trust Property represents the residual cashflow (net interest margin) payable from nine pools of manufactured housing contracts (the "Contracts") sold by Green Tree between August 1994 and July 1995 (collectively, the "Securitized Pools"). The initial principal amount of the Certificates is equal to approximately 77% of the sum of (i) the estimated present value of the Guarantee Fees securing the Finance I Note ($293,271,431) and
                          (ii) the estimated present value of the Residual Assets ($107,331,188), all as further described in the diagram on page 10, but such estimates are based on a number of assumptions about the future performance of the Guarantee Fees and the Residual Assets. See "Risk Factors" and "Yield, Average Life and Prepayment Considerations." In particular, the prepayment assumptions used in calculating the estimated present value of the Trust Property are disclosed graphically on page 20 on the curve entitled "Base Case," and in the table on page 21 under the heading "Green Tree Manufactured Housing Contract Prepayment Information."

 A. Finance I Note.....   The Finance I Note will be a limited recourse obliga-
                          tion of Finance I, payable solely from certain assets
                          (the "Guarantee Fees") acquired by Finance I from
                          Green Tree. The Finance I Note bears interest at a rate of % per annum, and principal and interest thereon is payable on the fifteenth day (or, if such day is not a business day, the next succeeding busi-ness day) of each month, beginning August 15, 1995.
                          Green

                          Tree is entitled to receive a Guarantee Fee from each of the 1994-5 Securitized Pool, 1994-6 Securitized Pool, 1994-7 Securitized Pool, 1994-8 Securitized Pool, 1995-1 Securitized Pool, 1995-3 Securitized Pool and 1995-4 Securitized Pool (collectively, the "Guarantee Fee Securitized Pools") for providing a guarantee on a class of certificates issued by that Securitized Pool. The Guarantee Fees each have a stated maximum amount of 300 basis points of the out-standing principal balance of the related pool, be-fore servicing fees, expenses and losses. The initial principal amount of the Finance I Note is equal to approximately 77.6% of the estimated present value of the Guarantee Fees (as further described in the dia-gram on page 10), but such estimate is based on a number of assumptions about the future performance of the Guarantee Fee Securitized Pools. See "The Trust Property--The Guarantee Fees" and "Yield, Average Life and Prepayment Considerations."

 B. Residual Assets....
                          The Residual Assets were issued by nine trusts cre-ated by Green Tree between August 1994 and July 1995 in connection with Green Tree's periodic securitizations of manufactured housing contracts originated and serviced by Green Tree. The Residual Asset with respect to each such trust represents the excess cashflow remaining after payment of amounts due investors in such pool, servicing fees and other specified trust expenses. The excess cashflow with respect to the Residual Assets issued by the 1995-2 Securitized Pool and the 1995-5 Securitized Pool, which do not pay a Guarantee Fee, is 421 basis points and 394 basis points, respectively, of the outstand-ing principal balance of such pool, before servicing fees, losses and expenses. The excess cashflow with respect to the Residual Assets issued by the Guaran-tee Fee Securitized Pools are payable only after the payment of a Guarantee Fee, and accordingly are ex-pected to generate cash flow only to the extent the excess cashflow exceeds the stated maximum amount of the applicable Guarantee Fee. Each of the Residual Assets constitutes the "residual interest" in a "real estate mortgage investment conduit" ("REMIC"). See "The Trust Property--The Residual Assets" and "Yield, Average Life and Prepayment Considerations."

 C. Inside Refinancing
   Payments............
                          In connection with the assignments by Green Tree to Finance I and Finance II of the Guarantee Fees and the Residual Assets, Green Tree will agree that, with respect to any Contract that is refinanced by the customer through Green Tree (an "inside refinanc-ing"), Green Tree will pay to Finance I and/or Fi-nance II, as applicable, an amount intended to equal the estimated present value of the net excess cashflow that would have been generated by that Con-tract had it not been refinanced (an "inside refi-nancing payment"). The right to receive such inside refinancing payments will be assigned by Finance I and Finance II to the Trust. Any such inside refi-nancing payments relating to the Guarantee Fees will be applied to pay interest and principal on the Fi-nance I Note, and any such inside refinancing pay-ments relating to the Residual Assets will be paid directly to the Trust, and in either case will be used by the Trust to pay interest and principal on the Certificates. See "The Trust Property--Inside Re-financing Payments."

 D. Reserve Fund..        On the Closing Date, the Trust will retain $7,500,000
                          of the proceeds from the sale of the Certificates and deposit such amount into the Reserve Fund. On any Distribution Date, if the Amount Available is not sufficient to pay the Certificateholders' Interest
                          Distributable Amount (as defined below), the Trustee will withdraw the amount of such deficiency (or the amount of funds in the Reserve Fund, if less) from the Reserve Fund and deposit such funds in the Cer-tificate Account. If the funds on deposit in the Cer-tificate Account are insufficient to pay the out-standing principal amount of the Certificates on the Distribution Date occurring in July 2005, or upon the maturity of the Certificates following acceleration upon an Event of Default (as described under "De-scription of the Certificates--Events of Default"), the Trustee will withdraw the amount of such defi-ciency (or the amount of funds in the Reserve Fund, if less) from the Reserve Fund and deposit such funds in the Certificate Account.

Contract Originator and   Green Tree originated all of the Contracts. See
 Servicer...............  "Green Tree Financial Corporation." Finance I and Fi-
                          nance II are wholly owned special purpose subsidiar-ies of Green Tree.

Trustee.................  Wilmington Trust Company, as Trustee under the Trust
                          Agreement. See "Description of the Trust Documents-- the Trustee."

Administrator...........  First Trust National Association, St. Paul, Minneso-
                          ta. The Administrator will perform various adminis-trative functions on behalf of the Trust.

Terms of the              The principal terms of the Certificates will be as
 Certificates...........  described below.

 A. Distribution
  Dates................   Principal and interest on the Certificates will be
                          payable on the fifteenth day (or, if such day is not a business day, the next succeeding business day) of each month, beginning August 15, 1995 (each, a "Dis-tribution Date") to holders of record as of the busi-ness day immediately preceding the related Distribu-tion Date (the "Record Date"). Distributions of in-terest and principal on the Certificates on any Dis-tribution Date will be made only from amounts on de-posit in the Certificate Account on such Distribution
                          Date (the "Amount Available") and from funds in the Reserve Fund, if any. In the event that the Amount
                          Available, plus any funds in the Reserve Fund, are not sufficient to make a full distribution of amounts due on any Distribution Date, the amount of the defi-ciency will be carried forward as an amount that the Certificateholders are entitled to receive on the next Distribution Date. Any amount carried forward will, to the extent legally permissible, bear inter-est at the Interest Rate (as defined below).

 B. Interest...........     % per annum (the "Interest Rate") payable monthly
                          at one-twelfth of the annual rate (calculated on the basis of a 360-day year of 30-day months).

                          On each Distribution Date, the Trustee will distrib-ute pro rata to Certificateholders accrued and unpaid interest at the Interest Rate on the aggregate out-standing principal amount of the Certificates (the "Certificateholders' Interest Distributable Amount"). Interest in respect of a Distribution Date will ac-crue from the most recent Distribution Date to which interest has been paid to but excluding such Distri-bution Date. Finance I and Finance II will receive a distribution of interest on

                          August 15, 1995 equal to the interest accrued on the initial principal amount of the Certificates at the Interest Rate from June 15, 1995 to the Closing Date. Certificateholders of record on August 14, 1995 will receive a distribution of interest on August 15, 1995 equal to the interest accrued on the initial princi-pal amount of the Certificates at the Interest Rate from the Closing Date to August 15, 1995.

                          In the event that the Amount Available in the Certif-icate Account, plus any funds in the Reserve Fund, are not sufficient to make a full distribution of the Certificateholders' Interest Distributable Amount, the amount of the deficiency will be carried forward as an amount that the Certificateholders are entitled to receive on the next Distribution Date. Any amount carried forward will, to the extent legally permissi-ble, bear interest at the Interest Rate.

 C. Principal..........   On each Distribution Date, all funds held by the
                          Trust in the Certificate Account after payment of the Certificateholders' Interest Distributable Amount will be payable as principal on the Certificates (the
                          "Certificateholders' Principal Distributable
                          Amount"). The distribution of principal on August 15, 1995 will represent collections on the Trust Property for July 15 and August 15, 1995.

 D. Optional              The holders of the Subordinated Certificates may, on
  Prepayment...........   any Distribution Date when the outstanding principal
                          amount of the SNIMCs is less than 10% of the original principal amount of the SNIMCs, cause the Trust to prepay the SNIMCs in whole but not in part by con-tributing cash to the Trust in an amount equal to the unpaid principal amount of the SNIMCs (plus any ac-crued and unpaid interest on the SNIMCs).

 E. Subordination of
    Subordinated
    Certificates.......
                          The Subordinated Certificates will have an estimated initial principal value of $92,602,619. No payments of principal or interest will be made on the Subordi-nated Certificates (which are not being offered here-by) until the SNIMCs have been paid in full.

Certain Federal Income
 Tax Consequences.......

                          In the opinion of Dorsey & Whitney P.L.L.P., counsel to the Trust, for federal income tax purposes, the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corpora-tion. Although there are no regulations, published rulings or judicial decisions involving the charac-terization for federal income tax purposes of inter-ests with the same terms as the Certificates, and al-though the result is not free from doubt, on balance, in the opinion of Dorsey & Whitney P.L.L.P., the Cer-tificates should be classified as debt for federal income tax purposes. Alternative characterizations of the Certificates are possible, and such treatment may have adverse tax consequences for pass-through enti-ties that have "disqualified organizations" as record interest holders and Certificateholders who are sub-ject to the tax on unrelated business income. Such alternative characterizations are not expected to re-sult in materially adverse tax consequences to other types of Certificateholders. INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSE-QUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPO-SITION OF CERTIFICATES. See "Certain Federal Income Tax Consequences" and "Description of the Certifi-cates--Restrictions on Transfer."

ERISA Considerations....  The Employee Retirement Income Security Act of 1974,
                          as amended ("ERISA"), and the Internal Revenue Code of 1986, as amended (the "Code"), impose certain re-quirements on those pension, profit sharing and other employee benefit plans to which they apply and on those persons who are fiduciaries with respect to such plans. Prospective investors who are subject to ERISA and the relevant provisions of the Code should consult their legal advisors about applicable re-strictions taking into account that the Underwriters have advised Green Tree that they intend (although they are not obligated) to make a market in the Cer-tificates and to distribute the Certificates in a manner that will result in the Certificates initially being held by more than 100 unrelated investors. In accordance with ERISA's fiduciary standards, before investing in the Certificates a fiduciary should de-termine whether such an investment is permitted under the documents and instruments governing the plan and is appropriate for the plan in view of its overall investment policy and the composition and diversifi-cation of its investment portfolio. See "ERISA Con-siderations."

Legal Investment
 Considerations.........  The Certificates may not be acquired by a "disquali-
                          fied organization" or a "foreign holder" (each as de-fined herein). By acceptance of a Certificate, each purchaser will be deemed to represent that it is not a disqualified organization or a foreign holder. See "Description of the Certificates--Restrictions on Transfer."

                          The Certificates will not constitute "mortgage re-lated securities" for purposes of the Secondary Mort-gage Market Enhancement Act of 1984. Accordingly, in-stitutions whose investment activities are subject to review by federal or state regulatory authorities should consult with their counsel or the applicable authorities to determine whether and to what extent the Certificates constitute legal investments for them. See "Legal Investment Considerations."

Rating..................
                          It is a condition to the issuance of the Certificates that they be rated "BBB+" by Fitch and "Baa3" by Moody's. The rating of the Certificates by Fitch ad-dresses the likelihood of the timely payment of in-terest and ultimate payment of principal on the Cer-tificates. The rating of the Certificates by Moody's addresses (i) the likelihood that investors will re-ceive timely interest each month or, in the unlikely event that interest is not paid on a timely basis, that any shortfall amount would accrue interest at the Interest Rate so that investors would not experi-ence a reduction in yield, and (ii) the likelihood of the ultimate repayment of principal. A security rat-ing is not a recommendation to buy, sell or hold se-curities and may be subject to revision or withdrawal at any time by the rating agency.

                                  RISK FACTORS

  Prospective Certificateholders should consider, among other things, the following factors in connection with the purchase of the Certificates:

    1. Limited Liquidity. The Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Accordingly, many institutions with legal authority to invest in SMMEA securities will not be able to invest in the Certificates, limiting the market for such securities.

    There currently is no secondary market for the Certificates. The Underwriters expect, but are not obligated, to make a market in the Certificates. There can be no assurance that any such market will develop or continue.

    2. Credit Risks; Limited Assets. Because of the nature of the Trust Property and the complexity of analyzing the credit risks associated therewith, the Certificates are an appropriate investment only for persons familiar with manufactured housing contract performance and asset-backed security structures. The Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Finance I Note, the Residual Assets and the Reserve Fund. Finance I likewise will not have, nor is it permitted or expected to have, any available assets or sources of funds other than the Guarantee Fees. Certificateholders must therefore rely for repayment solely upon payments on the Guarantee Fees, the Residual Assets and the Reserve Fund.

    3. Risks of Manufactured Housing Contracts. Losses on the Contracts above certain assumed levels, as described in "Yield, Average Life and Prepayment Considerations," would adversely affect the yield on the Certificates. Loss experience on the Contracts may be affected by, among other things, a downturn in regional or local economic conditions. These regional or local economic conditions may be volatile, and historically have affected the delinquency, loan loss and repossession experience of the Contracts. Moreover, regardless of its location, manufactured housing generally depreciates in value. Consequently, the market value of certain manufactured homes could be or become lower than the principal balance of the Contracts they secure.

    4. Subordination of Trust Property. As described in "The Trust Property," payments of principal and interest on the manufactured housing contracts in the Securitized Pools will be available to make payments on the Certificates only after required payments have been made on the related securities issued in such prior offerings. The order of priority for monthly distribution of all collected funds in a Securitized Pool is (i) Class A principal and interest, (ii) Class B principal and interest, and
  (iii) the Trust Property. Accordingly, losses on the Contracts generally will be absorbed by the Trust Property before being allocated to the related securities issued in such prior offerings. In addition, the only credit enhancement available to the holders of the Certificates is the estimated overcollateralization of the Finance I Note, the estimated overcollateralization of the Certificates and the Reserve Fund.

    The yield on the Certificates may also be affected by an extremely fast rate of principal payments on the Contracts (including defaults and voluntary prepayments) and by an unusually rapid prepayment of Contracts with higher than average interest rates. Investors in the Certificates should consider the risk that, if the Contracts experience extreme prepayment rates, Certificateholders may experience a reduction in yield or fail to recoup fully their initial investments. See "Yield, Average Life and Prepayment Considerations."

    Unlike standard corporate bonds, the timing and amount of principal payments on the Certificates is not fixed and will be determined by the timing and amount of cash flows in the Trust Property, which in turn will be dependent on the rate of prepayments and by the timing and amount of delinquencies and losses realized on the Contracts. The timing of principal payments on manufactured housing contracts is affected by a variety of economic, geographic, legal and social factors, primarily because manufactured housing contracts may be prepaid by the borrowers at any time.

    5. Certain Matters Relating to Insolvency. Green Tree intends that the assignment of the Guarantee Fees and the Residual Assets to Finance I and Finance II and then the issuance of the Finance I Note and the transfer of the Residual Assets to the Trust constitute a sale, rather than a pledge of the Guarantee Fees and the Residual Assets to secure indebtedness of Green Tree. However, if Green Tree were to become a debtor under the federal bankruptcy code, it is possible that a creditor or trustee in bankruptcy of Green Tree or Green Tree as debtor-in-possession may argue that the sale of the Guarantee Fees and the Residual Assets by Green Tree was a pledge of the Guarantee Fees and the Residual Assets rather than a sale. This position, if presented to or accepted by a court, could result in a delay in or reduction of distributions to the Certificateholders.

    In addition, Dorsey & Whitney P.L.L.P., counsel to Green Tree, will render an opinion to the effect that, in the event Green Tree were to become a debtor under the federal bankruptcy code, a court would not order that the assets and liabilities of Finance I, Finance II and Green Tree should be consolidated. Such opinion is subject to a number of assumptions, qualifications and exceptions, and any such consolidation in the event of Green Tree's bankruptcy could result in a delay in or reduction of distributions to the Certificateholders.

    The steps necessary to perfect the security interest in a manufactured home will vary from state to state, and in any given state may vary depending on the nature and location of the individual manufactured home. Because of the expense and administrative inconvenience involved, Green Tree did not amend any certificates of title or file any assignments of mortgage to record the interest of the purchaser of each Contract. Consequently, in the absence of such amendment or recordation, the assignment to the trustee of the Securitized Pool of the security interest in the manufactured home may not be effective in favor of such pool trustee or the assignment of the security interest may not be effective against creditors of Green Tree or a trustee in bankruptcy of Green Tree. Green Tree's insolvency and subsequent termination as servicer of the Contracts might accordingly result in increased delays and expense in liquidating Contracts secured by manufactured homes located in some states.

                             SUMMARY OF TRANSACTION

  On the Closing Date, Green Tree will assign the Guarantee Fees and the Residual Assets to Finance I and Finance II (collectively, the "Subordinated Certificateholders"), pursuant to two substantially similar Assignments, dated as of June 1, 1995 (each an "Assignment," and collectively the "Assignments"). The Subordinated Certificateholders will in turn establish the Trust by the issuance of the Finance I Note and the transfer of the Residual Assets to the Trust pursuant to a Transfer Agreement, dated as of June 1, 1995 (the "Transfer Agreement"). The Trust will then issue the Certificates pursuant to the Trust Agreement, and remit the proceeds of the sale of the Certificates (net of certain expenses) to Finance I and Finance II. The Subordinated Certificates, which are not being offered hereby, will be issued to Finance I and Finance II.

  On each Distribution Date, Finance I will remit to the Trustee on behalf of the Trust (i) interest then due and payable on the Finance I Note, plus (ii) principal then due and payable on the Finance I Note (equal to all Guarantee Fee collections remitted to Finance I on such Distribution Date, net of the interest paid on the Finance I Note). On each Distribution Date, the Trustee will also receive all distributions on the Residual Assets, plus any inside refinancing payments and repurchase payments made by Green Tree as described herein.

  On each Distribution Date, from (i) payments received on the Finance I Note and (ii) distributions received on the Residual Assets, the Trustee on behalf of the Trust will make the required payments on the SNIMCs, first to pay interest then due and payable, then to pay any expenses of the Trust which Green Tree or the Subordinated Certificateholders were obligated to pay but did not pay, and then all remaining collected funds will be applied to reduce the principal amount of the SNIMCs. The Subordinated Certificates will receive no distributions until the SNIMCs are paid in full.

  Finance I and Finance II are wholly owned special purpose subsidiaries of Green Tree.

                          [INSERT STRUCTURAL DIAGRAM]

                                [TO BE SUPPLIED]

                       GREEN TREE FINANCIAL CORPORATION

GENERAL

  Green Tree purchases, pools, sells and services conditional sales contracts for manufactured housing throughout the nation. Green Tree is currently the largest servicer of manufactured housing government insured or guaranteed contracts, and is one of the largest servicers of conventional manufactured housing contracts, in the United States. Green Tree operates 51 manufactured housing offices nationwide and serves the home improvement industry through 80 different locations.Green Tree's principal executive offices are located at 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639 (telephone (612) 293-3400). Set forth below are summary consolidated financial data of Green Tree for each of the years in the five-year period ended December 31, 1994 and for the six months ended June 30, 1995. Green Tree is not guaranteeing or otherwise obligated with respect to the Certificates, except to the extent of its obligations under the Trust Documents as described herein. Green Tree's Annual Report on Form 10-K for the year ended December 31, 1994, most recent Proxy Statement and, when available, subsequent quarterly and annual reports are available from Green Tree upon written request.

                          AT AND FOR THE
                         SIX MONTHS ENDED
                             JUNE 30,           AT AND FOR THE YEAR ENDED DECEMBER 31,
                         ---------------- --------------------------------------------------
                               1995          1994       1993       1992      1991     1990
                         ---------------- ---------- ---------- ---------- -------- --------
                           (UNAUDITED)                  (DOLLARS IN THOUSANDS)
Income..................    $  281,473    $  497,427 $  366,680 $  246,615 $214,765 $175,675
Net Earnings............       112,441       181,279    116,423     55,015   56,688   36,542
Total Assets............     2,595,976     1,771,839  1,739,502  1,167,055  969,161  814,662
Total Debt..............       765,188       309,319    515,004    376,043  361,410  335,757
Stockholders' Equity....       844,992       725,891    549,429    298,834  237,544  192,478

CONTRACT ORIGINATION

  Green Tree originated all of the Contracts. Through its regional service centers, Green Tree arranges to purchase manufactured housing contracts from manufactured housing dealers located throughout the United States. Green Tree's regional service center personnel contact dealers located in their region and explain Green Tree's available financing plans, terms, prevailing rates and credit and financing policies. If the dealer wishes to use Green Tree's available customer financing, the dealer must make an application for dealer approval. Upon satisfactory results of Green Tree's investigation of the dealer's creditworthiness and general business reputation, Green Tree and the dealer execute a dealer agreement. Green Tree also originates manufactured housing installment loan agreements directly with customers.

  All contracts that Green Tree originates are written on forms provided by Green Tree and are originated on an individually approved basis in accordance with Green Tree's guidelines. The dealer or the customer submits the customer's credit application and purchase order to a regional service center where Green Tree personnel make an analysis of the creditworthiness of the proposed buyer. The analysis includes a review of the applicant's paying habits, length and likelihood of continued employment, and certain other factors. Green Tree's current underwriting guidelines for conventional contracts require that the monthly payment on the contract not exceed 31% of the obligor's monthly income and that the monthly payment on the contract, together with the obligor's other fixed monthly obligations, not exceed 50% of the obligor's monthly income. Manufactured housing contracts are assumable by any individual who meets Green Tree's then-current underwriting criteria. With respect to conventional contracts for new manufactured homes, Green Tree may finance up to the lesser of (a) 95% of the cash sale price (including taxes, fees and insurance) or (b) 130% of the manufacturer's invoice price plus 100% of taxes, license fees and insurance, 130% of freight charges, 100% of the dealer's cost of additional dealer-installed equipment (not to exceed 25% of the amount financed in all states except California; not to exceed 70% of the manufacturer's invoice price in California if required to meet park requirements), and up to $1,500 of set-up costs per module. With respect to used manufactured homes, Green Tree may finance up to 95% of the lesser of (a) the total delivered sales price of the unit (including taxes, fees, insurance and up to $900 of set-up costs per module), or (b) the appraised value of the unit plus taxes, fees, and insurance. Such appraisals on used manufactured homes are performed by employees of Green Tree. If the application meets Green Tree's guidelines and the credit is approved, Green Tree purchases the contract after the manufactured home is delivered and set up and the customer has moved in. The guidelines in this paragraph may be exceeded when Green Tree's underwriters deem it appropriate.

  Green Tree computes the loan-to-value ratio with respect to each Contract by first computing the percentage relationship that the down payment (which, in the case of certain Contracts, may include the borrower's equity in land for which a lien has been granted to Green Tree) bears to the total loan amount plus such down payment, then subtracting the result from one. For certain Contracts in which a lien on land has been granted to Green Tree in lieu of a cash down payment, the loan-to-value ratio is computed by dividing the appraised value of the land by the total loan amount and subtracting the result from one. Manufactured Homes, unlike site-built homes, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of Contracts with high loan-to-value ratios at origination, that the market value of a Manufactured Home may be lower than the principal amount outstanding under the related Contract.

  For manufactured housing contracts, Green Tree uses a proprietary automated credit scoring system which was initially implemented in 1988 and subsequently refined and statistically re-validated in 1991 and 1995. It is a statistically based scoring system which quantifies responses using variables obtained from customers' credit applications. As of December 31, 1994, this credit scoring system had been used in making credit determinations on approximately 1,520,000 applications. Green Tree believes the use of this proprietary credit scoring system has contributed to the reduction in the number of repossessions incurred as a percentage of Green Tree's servicing portfolio, as indicated in the table below.

POOLING AND DISPOSITION OF CONTRACTS

  Green Tree generally pools contracts for sale to investors within 15 to 120 days of purchase. With respect to conventional manufactured housing contracts, Green Tree sells pools of contracts through the asset securitization vehicles described under "The Trust Property" below.

SERVICING

  Green Tree services all of the manufactured housing contracts it originates or purchases from other originators, collecting loan payments, taxes and insurance payments where applicable and other payments from borrowers and remitting principal and interest payments to the holders of the conventional contracts. Various servicing functions are performed through Green Tree Financial Servicing Corporation, a wholly owned subsidiary of Green Tree. Green Tree management is not aware of any trends or anomalies which have adversely affected the delinquency, loan loss or repossession experience of the Contracts.

  The following table sets forth the delinquency experience at December 31 for each of the past five years and at June 30, 1995 of the portfolio of conventional manufactured housing contracts serviced by Green Tree. Substantially all of the Contracts included in the Securitized Pools are conventional Contracts, meaning that they are not issued or guaranteed by any governmental agency. Green Tree has from time to time subserviced manufactured housing contracts originated by other lenders. These subserviced contracts are not reflected in the following table.

                             DELINQUENCY EXPERIENCE

                                                                          AT
                                      AT DECEMBER 31,                  JUNE 30,
                          -------------------------------------------  --------
                           1990     1991     1992     1993     1994      1995
                          -------  -------  -------  -------  -------  --------
Number of Contracts Out-
 standing (1) ........... 134,867  151,779  175,730  237,566  322,495  368,241
Number of Contracts De-
 linquent (2):
  30-59 Days.............   1,795    2,161    1,849    2,030    2,809    3,047
  60-89 Days.............     656      705      603      657      903      996
  90 Days or More........     874    1,194    1,110    1,167    1,440    1,601
Total Contracts Delin-
 quent...................   3,325    4,060    3,562    3,854    5,152    5,644
Delinquencies as a
 Percent of Contracts
 Outstanding (3).........    2.47%    2.67%    2.03%    1.62%    1.60%    1.53%

--------
(1) Excludes contracts already in repossession.
(2) The period of delinquency is based on the number of days payments are contractually past due (assuming 30-day months). Consequently, a contract due on the first day of a month is not 30 days delinquent until the first day of the next month.
(3) By number of contracts.

  The following table sets forth the loan loss and repossession experience for the periods indicated of the portfolio of conventional manufactured housing contracts serviced by Green Tree. Green Tree has from time to time subserviced manufactured housing contracts originated by other lenders. These subserviced contracts are not reflected in the following table.

                       LOAN LOSS/REPOSSESSION EXPERIENCE
                             (DOLLARS IN THOUSANDS)

                                                                                      SIX MONTHS
                                                                                        ENDED
                                             AT DECEMBER 31,                           JUNE 30,
                          ----------------------------------------------------------  ----------
                             1990        1991        1992        1993        1994        1995
                          ----------  ----------  ----------  ----------  ----------  ----------
Number of Contracts
 Serviced (1)...........     136,331     153,435     176,925     238,951     324,141     370,153
Principal Balance of
 Contracts Serviced (1).  $2,200,196  $2,477,595  $2,996,582  $4,630,659  $7,033,882  $8,428,660
Contract Liquidations
 (2)....................        2.79%       2.82%       2.75%       1.77%       1.44%        .73%
Net Losses:
  Dollars (3)...........  $   30,053  $   34,842  $   47,817  $   42,547    $ 42,402  $   25,304
  Percentage (4)........        1.37%       1.41%       1.60%        .92%        .60%        .30%

--------
(1) As of period end. Includes contracts already in repossession.
(2) As a percentage of the total number of contracts being serviced as of period end.
(3) The calculation of net loss includes unpaid interest to the date of repossession and all expenses of repossession and liquidation.
(4) As a percentage of the principal balance of contracts being serviced as of period end.

                                   THE TRUST

  The Issuer, Green Tree Securitized Net Interest Margin Trust 1995-A, is a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this Prospectus. Prior to the issuance of the Finance I Note and the transfer of the Residual Assets to the Trust, the Trust will have no assets or obligations. After its formation, the Trust will not engage in any activity other than (i) acquiring and holding the Trust Property and the proceeds therefrom, (ii) issuing the Certificates and the Subordinated Certificates, (iii) making payments on the Certificates and
(iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

  The Trust's principal offices are in Wilmington, Delaware, in care of Wilmington Trust Company, as Trustee, at the address listed below under "The Trustee."

THE TRUSTEE

  Wilmington Trust Company is the Trustee under the Trust Agreement. Wilmington Trust Company is a Delaware banking corporation and its principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001. Green Tree and its affiliates may maintain commercial banking relations with the Trustee and its affiliates. The Trustee will perform limited administrative functions under the Trust Agreement, including making distributions from the Certificate Account. The Trustee's liability in connection with the issuance and sale of the Certificates is limited solely to the express obligations of the Trustee set forth in the Trust Agreement. The Trustee may resign at any time, in which event the Subordinated Certificateholders will be obligated to appoint a successor trustee. The Subordinated Certificateholders may also remove the Trustee if the Trustee ceases to be eligible to continue as Trustee under the Trust Agreement or if the Trustee becomes insolvent. In such circumstances, the Subordinated Certificateholders will be obligated to appoint a successor trustee. Any resignation or removal of a Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                              THE TRUST PROPERTY

  The Trust Property will consist primarily of the Finance I Note and the Residual Assets. Finance I's obligation under the Finance I Note is limited to paying all proceeds of the Guarantee Fees to the Trust until the Finance I
Note is paid in full. The Trust has no recourse against Finance I for a default on the Finance I Note other than to foreclose upon and sell the Guarantee Fees pledged to secure the Finance I Note, and Finance I thus has a right of offset relative to the Guarantee Fees and the Finance I Note. The Guarantee Fees and the Residual Assets represent the residual cashflow (net interest margin) payable from the nine Securitized Pools. Each of the Securitized Pools is described in greater detail in Appendix I to this Prospectus. The table below identifies each of the Securitized Pools and the Guarantee Fees and Residual Assets produced by it. All the statistical information provided below and in Appendix I was derived from Green Tree's financial books and records.

                       NET INTEREST MARGIN SEGMENTATION

                          POOL PRINCIPAL  WEIGHTED AVERAGE  SERVICING
TRANSACTION                  BALANCE     INTEREST MARGIN(1)    FEE    GUARANTEE FEE  RESIDUAL ASSET
-----------               -------------- ------------------ --------- ------------- ----------------
GTFC 1994-5.............  $  361,942,810        3.53%         0.50%       3.00%           (2)
GTFC 1994-6.............     441,276,510        3.47          0.50        3.00            (2)
GTFC 1994-7.............     338,813,186        3.11          0.50        3.00            (2)
GTFC 1994-8.............     503,850,685        2.97          0.50        3.00            (2)
GTFC 1995-1.............     368,042,889        3.57          0.50        3.00            (2)
GTFC 1995-2.............     323,874,791        4.21          0.50         N/A      Remaining Excess
GTFC 1995-3.............     499,817,558        4.51          0.50        3.00      Remaining Excess
GTFC 1995-4.............     319,783,607        4.43          0.50        3.00      Remaining Excess
GTFC 1995-5.............     451,233,973        3.94          0.50         N/A      Remaining Excess
                          --------------                      ----
 Total..................  $3,608,636,009                      0.50%
                          ==============                      ====

--------
(1) Represents the gross interest spread between the weighted average loan rate and the weighted average investor rate for each pool as of the Cut-off Date stated as a percentage of the outstanding pool balance before losses, servicing fee and other trust expenses.
(2) Indicates a Residual Asset which generally is not expected to receive significant amounts of net excess cash flow due to the existence of a Guarantee Fee which is expected to consume substantially all net excess cash flow.

  The estimated present value of each Guarantee Fee and each Residual Asset was calculated based on a number of assumptions about the future performance of the Contracts. Those assumptions were in turn based upon an extensive loan-by-loan statistical analysis of the historical performance of Green Tree's servicing portfolio of manufactured housing contracts since 1976. This Prospectus first describes the characteristics of the Guarantee Fees and the Residual Assets; it then describes the historical and base-case projected prepayment, default and recovery experience of Green Tree's servicing portfolio; finally, pages 25-26 disclose the projected performance of the Certificates under Green Tree management's base-case projections of Contract prepayment, default and recovery, and the performance of the Certificates under a variety of alternative default and interest rate scenarios.

  Additional information with respect to the Securitized Pools is included in Appendix I.

THE GUARANTEE FEES

  The Finance I Note will have an initial principal amount of $227,500,000. The Guarantee Fees have an aggregate estimated present value as of June 1, 1995 of approximately $293,271,431, but such estimate is based on a number of assumptions about the future performance of the Guarantee Fee Securitized Pools, as described below under "Yield, Average Life and Prepayment Considerations."

  For each Guarantee Fee Securitized Pool, Green Tree is obligated to pay the amount, if any, by which the collected funds available to make the monthly distribution of principal and interest on the related Class B-2 Certificates sold to investors is less than the scheduled distribution amount for such month. These Class B-2 Certificates are themselves subordinated to other classes of securities issued by the related Guarantee Fee

Securitized Pool and sold to investors. Green Tree's guarantee with respect to each such pool is not limited as to amount. As compensation for providing each such guarantee, Green Tree is entitled to receive a Guarantee Fee equal to the net excess cashflow produced by the related pool of contracts after payment of principal and interest due investors, payment of Green Tree's servicing fee, and payment of certain expenses of the related trust not otherwise paid by the servicer, but in no event may the Guarantee Fee exceed one-twelth of 3.00% of the outstanding balance of such pool. Because these Guarantee Fees are determined only after all available funds have been applied to pay interest and principal on the related investor securities, these Guarantee Fees are adversely affected by delinquencies and liquidation losses on the related contracts, and Green Tree will be obligated to make a payment under its guarantee only when the related Guarantee Fee is zero (because all available cashflow will have been used to pay investor principal and interest). With respect to the 1995-2 Securitized Pool and the 1995-5 Securitized Pool, Green Tree is obligated to provide a similar guarantee, but is not entitled to receive a Guarantee Fee; Green Tree did, however, receive the Residual Asset in each such pool. See "--The Residual Assets" below.

  The Pooling and Servicing Agreements with respect to the Guarantee Fee Securitized Pools provide that the Guarantee Fee continues to be payable to Green Tree notwithstanding any failure by Green Tree to perform its guarantee obligations.

  On the Closing Date, Green Tree will assign to Finance I the right to receive all Guarantee Fees. Finance I will in turn pledge the right to receive all Guarantee Fees to secure payments on the Finance I Note.

THE RESIDUAL ASSETS

  The Residual Assets have an aggregate estimated present value as of June 1, 1995 (or July 1, 1995, with respect to the 1995-5 Securitized Pool) (the "Cut-off Date") (based on the assumptions described under "Yield, Average Life and Prepayment Considerations" below) of $107,331,188. For each Securitized Pool, an election was made to treat the related trust as a "Real Estate Mortgage Investment Conduit" ("REMIC") for federal income tax purposes. The REMIC regulations require that the REMIC issue a single class of "residual interest," in addition to one or more classes of "regular interests." The securities sold by Green Tree to investors were "regular interests," and Green Tree or a subsidiary retained the residual interest issued by each REMIC.

  The Residual Assets with respect to the Guarantee Fee Securitized Pools represent the right to receive all net excess cashflow each month after payment of principal and interest due investors, payment of Green Tree's servicing fee, payment of Green Tree's Guarantee Fee, and payment of certain expenses of the related trust not otherwise paid by the servicer. Because of the existence of the Guarantee Fees, the net interest margin payable with respect to each Residual Asset issued by the Guarantee Fee Securitized Pools is not very large. The Residual Assets with respect to the 1995-2 Securitized Pool and the 1995-5 Securitized Pool represent the right to receive all net excess cashflow each month after payment of principal and interest due investors, payment of Green Tree's servicing fee, and payment of certain expenses of the related trust not otherwise paid by the servicer. The 1995-2 Securitized Pool and the 1995-5 Securitized Pool do not provide for the payment of a Guarantee Fee, and the monthly cashflow payable to the holder of the related Residual Assets is similar in character to the net excess cashflow payable as the Guarantee Fee with respect to the Guarantee Fee Securitized Pools. The net interest margins payable with respect to the 1995-2 Securitized Pool Residual Asset and the 1995-5 Securitized Pool Residual Asset are estimated to be 421 basis points and 394 basis points, respectively, before servicing fees, losses and expenses.

  On the Closing Date, Green Tree will assign the Residual Assets to Finance I and Finance II. Finance I and Finance II will in turn assign the Residual Assets to the Trust.

INSIDE REFINANCING PAYMENTS

  Obligors on existing Green Tree manufactured housing contracts sometimes refinance their Contracts. When a customer inquires about a payoff balance for the purpose of considering refinancing, Green Tree will advise the customer of its current rates and terms for such a refinancing. Green Tree may from time to time or under certain circumstances solicit customers to refinance their Contracts. If the customer on a Contract for any reason refinances his or her Contract with Green Tree, the consequence to the Trust of such an "inside refinancing" is (i) a prepayment in full of the Contract, with the resulting termination of the net excess cashflow being generated by that Contract, and (ii) the origination of a new contract, which Green Tree may sell in a future securitization, which would thereby generate net excess cashflow that would be owned by Green Tree. To protect Certificateholders against the effect of such prepayments, Green Tree has agreed in the Assignments to pay an amount with respect to each Contract that has been the subject of an inside refinancing (the "inside refinancing payment") which is intended to equal the estimated present value of the net excess cashflow that could have been generated by that Contract had it not been refinanced. Such payment will be based on a precomputed factor with respect to the related Securitized Pool, calculated for each Distribution Date as of the Closing Date, multiplied by the remaining principal balance of such Contract. Such payments will be remitted to the Trust on the Distribution Date following the month in which the Contract was refinanced. Historically, approximately 50% of the Contracts that Green Tree believes were prepaid as a result of voluntary refinancings were refinanced through Green Tree.

  Green Tree, as servicer of the Contracts in the Securitized Pools, has the right to repurchase the Contracts in any pool when the outstanding principal balance of such pool has declined to 10% or less of its initial principal balance. Any such repurchase would have the effect of a prepayment of all the Contracts in that pool, and Green Tree has agreed to make a similar payment with respect to any such repurchased Contracts. Green Tree has also agreed to make a similar payment for any Contract which is repurchased by Green Tree because of a breach of certain representations and warranties contained in the applicable Pooling and Servicing Agreement.

RESERVE FUND

  On the Closing Date, the Trust will retain $7,500,000 (the "Initial Deposit Amount") of the proceeds from the sale of the Certificates and deposit such amount into the Reserve Fund. On any Distribution Date, if the Amount Available is not sufficient to pay the Certificateholders' Interest Distributable Amount (as defined below), the Trustee will withdraw the amount of such deficiency (or the amount of funds in the Reserve Fund, if less) from the Reserve Fund and deposit such funds in the Certificate Account. If the funds on deposit in the Certificate Account are insufficient to pay the outstanding principal amount of the Certificates on the Distribution Date occurring in July 2005, or upon the maturity of the Certificates following acceleration upon an Event of Default (as described under "Description of the Certificates--Events of Default"), the Trustee will withdraw the amount of such deficiency (or the amount of funds in the Reserve Fund, if less) from the Reserve Fund and deposit such funds in the Certificate Account.

  The Subordinated Certificateholders may authorize the Trustee to invest the funds in the Reserve Fund in Eligible Investments (as described in the Trust Agreement). All investment earnings on funds in the Reserve Fund will be paid to the Subordinated Certificateholders. Upon termination of the Trust, all funds in the Reserve Fund will be released to the Subordinated Certificateholders.

                  HISTORICAL AND PROJECTED NET EXCESS CASHFLOW

  The following graphs depict the projected net excess cashflow and other items for the Securitized Pools beginning in August 1994, based on a number of assumptions about future performance of the Contracts as described in "Yield, Average Life and Prepayment Considerations." Each of the Securitized Pools are described in further detail in "The Trust Property" and in Appendix I hereto.

  The projected cashflow scenarios are provided by Green Tree to assist potential investors in an evaluation of the Certificates offered hereby. These projections are not to be viewed as fact and should not be relied upon as an accurate representation of future results. Furthermore, because such projections are based on estimates and assumptions about circumstances and events that have not yet taken place and are subject to variations, the actual circumstances and events may not be consistent with those assumed herein and the differences between actual and projected results may be material.

                 [INSERT TABLE ON TOTAL SECURITIZED CASHFLOWS]

               YIELD, AVERAGE LIFE AND PREPAYMENT CONSIDERATIONS

GENERAL

  The yield, average life and expected maturity of the Certificates may be affected by a number of factors that may affect the amounts and timing of the distributions on the Trust Property. The two primary factors are defaults and voluntary prepayments on the Contracts, which in turn are influenced by changes in borrowers' housing needs, job transfers, unemployment and borrowers' net equity in the manufactured homes. All the Contracts may be prepaid at any time without penalty, and have due-on-sale clauses.

  An acceleration in the prepayment of the Contracts will generally result in reduced cashflow to the Trust, resulting in slower payments of principal on the Certificates. Conversely, if the rate of prepayments on the Contracts decreases, the Trust generally would be expected to receive increased cashflow, resulting in faster payments of principal on the Certificates. Moreover, because the classes of investor securities in any Securitized Pool have different interest rates, and because the lower-rate classes often are entitled to receive principal distributions first, prepayments on the Contracts may increase the weighted average interest rate on the investor securities, reducing the net excess cashflow available to the Trust.

  If the purchaser of a Certificate offered at a discount from its initial principal amount calculates its anticipated yield to maturity based on a rate of principal payments on the Certificates that is faster than that actually experienced, the actual yield to maturity will be lower than that so calculated.

PORTFOLIO PREPAYMENT EXPERIENCE

  The following graph is provided by Green Tree and presents the historical monthly prepayment experience (both defaults and voluntary prepayments) of Green Tree's manufactured housing servicing portfolio, on a loan-by-loan basis, from January 1984 through June 1995, expressed on a weighted average conditional prepayment rate (CPR) basis.

           WEIGHTED AVERAGE HISTORICAL MONTHLY PREPAYMENT RATES (CPR)

  The following graphs present Green Tree management's best estimate of the weighted average projected CPR (both defaults and voluntary prepayments) of all the Contracts included in the Securitized Pools, under varying interest rate scenarios. The graphs depict the weighted average projected CPR curve, assuming Contract defaults occur at 100% of the Manufactured Housing Projected Default Assumption, for assumed immediate interest rate shifts of -300 basis points through +300 basis points from the current Green Tree Contract Rate of 10.65% with respect to conventional Contracts. The graphs also disclose in the legends the constant CPR rate, which is equivalent to the average of such curve, for each such interest rate scenario. Green Tree's estimate of future prepayments is based on a detailed statistical analysis of historical voluntary prepayments, defaults and recoveries on all conventional loans originated by Green Tree from 1976 through December 1994, including voluntary prepayment behavior during recent periods of dramatic interest rate declines. The manufactured housing contracts in Green Tree's portfolio that were prepaid were analyzed by a number of variables, including loan type (conventional), seasoning, seasonality, collateral characteristics (new or used, single- or multi-wide), refinancing incentive (the probability that obligors will refinance as interest rates decline), prepayment burnout (pools of manufactured housing loans that experience refinancing incentive for an extended period of time show increasing prepayment activity in the beginning of the period but a slowing of the prepayment rate over time), and a number of other factors. By applying the results of the statistical analysis of voluntary prepayments, defaults and recoveries to the Contracts on a loan-by-loan basis and calculating the weighted average of all loans in the portfolio, Green Tree has derived its estimate of future prepayments as depicted below.

  The weighted average projected CPRs on the Contracts shown below present Green Tree management's best estimate of future principal prepayments and defaults on the Contracts, based on historical CPR experience as described above. It is not likely that the Contracts will prepay at any constant CPR to maturity or that all Contracts will prepay at the same rate.

               WEIGHTED AVERAGE PROJECTED PREPAYMENT RATES (CPR)
                       INCREASING INTEREST RATE SCENARIOS





               WEIGHTED AVERAGE PROJECTED PREPAYMENT RATES (CPR)
                       DECREASING INTEREST RATE SCENARIOS




                                [TO BE SUPPLIED]

      GREEN TREE MANUFACTURED HOUSING CONTRACT PREPAYMENT INFORMATION(1)

                                PERCENTAGE                                WEIGHTED   WEIGHTED
                       BOND        BOND         POOL                      AVERAGE    AVERAGE
                      VALUE       VALUE      PRINCIPAL      WAM           INVESTOR   INTEREST
TRANSACTION         AMOUNT(2)     AMOUNT      BALANCE     (MONTHS)  WAC   RATE(%)  MARGIN(%)(3)
-----------        ------------ ---------- -------------- -------- -----  -------- ------------
GTFC 1994-5.....   $ 36,408,186     9.09%  $  361,942,810   215    11.14%   7.61%      3.53%
GTFC 1994-6.....     40,119,371    10.01      441,276,510   209    11.45    7.98       3.47
GTFC 1994-7.....     25,604,422     6.39      338,813,186   216    11.42    8.31       3.11
GTFC 1994-8.....     38,815,723     9.69      503,850,685   220    11.53    8.56       2.97
GTFC 1995-1.....     37,633,522     9.39      368,042,889   236    11.86    8.29       3.57
GTFC 1995-2.....     40,608,888    10.14      323,874,791   244    12.04    7.83       4.21
GTFC 1995-3.....     73,506,763    18.35      499,817,558   249    11.61    7.10       4.51
GTFC 1995-4.....     49,056,115    12.25      319,783,607   255    11.13    6.70       4.43
GTFC 1995-5.....     58,849,629    14.69      451,233,973   267    10.65    6.71       3.94
                   ------------   ------   --------------
Total...........   $400,602,619   100.00%  $3,608,636,009
                   ============   ======   ==============
Weighted Average.                                           235    11.42%   7.68%      3.74%
                                                            ===    =====    ====       ====
                     LOAN-BY-LOAN PREPAYMENT PROJECTIONS
                                  (CPR%)(4)
                   ---------------------------------------
TRANSACTION        6 MTHS 12 MTHS 36 MTHS 60 MTHS 120 MTHS
-----------        ------ ------- ------- ------- --------
GTFC 1994-5.....    5.7%    6.3%    7.7%    7.9%     7.7%
GTFC 1994-6.....    6.1     6.7     8.9     9.3      9.1
GTFC 1994-7.....    5.9     6.6     9.0     9.5      9.4
GTFC 1994-8.....    5.7     6.3     9.2     9.8      9.8
GTFC 1995-1.....    5.6     6.3     9.6    10.5     10.6
GTFC 1995-2.....    5.5     6.2     9.9    11.1     11.3
GTFC 1995-3.....    4.7     5.3     8.3     9.4      9.6
GTFC 1995-4.....    3.7     4.3     6.7     7.6      7.8
GTFC 1995-5.....    3.5     4.1     6.5     7.2      7.5
Total...........
Weighted Average.

----
(1)As of the Cut-off Date.
(2)Represents the present value of the net interest margin cash flow for each transaction, after servicing fees, projected losses and expenses.
(3)Before servicing fees, losses and expenses.
(4) Projected prepayment CPRs have been calculated and stated on a loan-by-loan basis, for each pool, taking into account the actual WAC and amortization schedule for each loan in the pool.

                          BOND VALUE SEGMENTATION(1)

                                                      WEIGHTED   WEIGHTED            BOND VALUE SEGMENTATION(3)
                            POOL                      AVERAGE    AVERAGE    ---------------------------------------------
                         PRINCIPAL      WAM           INVESTOR   INTEREST    GUARANTEE
TRANSACTION               BALANCE     (MONTHS)  WAC   RATE(%)  MARGIN(%)(2)     FEE      RESIDUAL ASSETS TOTAL BOND VALUE
-----------            -------------- -------- -----  -------- ------------ ------------ --------------- ----------------
GTFC 1994-5........... $  361,942,810   215    11.14%   7.61%      3.53%     $36,408,186  $          0     $ 36,408,186
GTFC 1994-6...........    441,276,510   209    11.45    7.98       3.47       40,119,371             0       40,119,371
GTFC 1994-7...........    338,813,186   216    11.42    8.31       3.11       25,604,422             0       25,604,422
GTFC 1994-8...........    503,850,685   220    11.53    8.56       2.97       38,815,723             0       38,815,723
GTFC 1995-1...........    368,042,889   236    11.86    8.29       3.57       37,583,503        50,019       37,633,522
GTFC 1995-2...........    323,874,791   244    12.04    7.83       4.21              N/A    40,608,888       40,608,888
GTFC 1995-3...........    499,817,558   249    11.61    7.10       4.51       68,578,721     4,928,042       73,506,763
GTFC 1995-4...........    319,783,607   255    11.13    6.70       4.43       46,161,505     2,894,610       49,056,115
GTFC 1995-5...........    451,233,973   267    10.65    6.71       3.94              N/A    58,849,629       58,849,629
                       --------------                                       ------------  ------------     ------------
Total................. $3,608,636,009                                       $293,271,431  $107,331,188     $400,602,619
                       ==============                                       ============  ============     ============
Weighted Average......                  235    11.42%   7.68%      3.74%
                                        ===    =====    ====       ====

----
(1)As of the Cut-off Date.
(2)Before servicing fees, losses and expenses.
(3)Represents the present value of the Guarantee Fee, Residual Asset and net interest margin cash flow for each transaction, after servicing fees, projected losses and expenses.

MANUFACTURED HOUSING PROJECTED DEFAULT ASSUMPTION

  The following graph presents Green Tree management's best estimate of the weighted average conditional default rate (CDR) of all the Contracts for each month beginning in June 1995. The CDR for a Contract as of any month is the estimated probability that the Contract, having reached that age, will default sometime during the subsequent month. This projection was derived through a loan-by-loan analysis employing detailed statistical processes, based on the default experience of Green Tree's actual portfolio of manufactured housing contracts originated between 1976 and December 1994. Each manufactured housing contract in Green Tree's portfolio that defaulted was analyzed according to a number of variables, including loan-to-value ratio at origination; original term to maturity; year of origination; whether the financed manufactured home was new or used at the date of origination; whether the contract was conventional; the seasoning of the contract; the prevailing rate of unemployment in that state; and a number of other factors. Based on this historical default analysis of contracts with identical loan attributes, each Contract was assigned a CDR for each month of its projected remaining life. The individual CDRs for each Contract were then aggregated into a weighted average for each month.

  The following graph presents Green Tree management's best estimate of weighted average projected defaults on the Contracts. There can be no assurance that the actual default experience of the Contracts will not be substantially worse than this estimate, and it is likely that the default experience of the aggregate pool of Contracts in any given month will differ from the estimate provided here.

                    WEIGHTED AVERAGE PROJECTED DEFAULT RATES

                                [TO BE SUPPLIED]

MANUFACTURED HOUSING PROJECTED RECOVERY ASSUMPTION

  The following graph presents Green Tree management's best estimate of the weighted average recovery rate (expressed as a percentage of the estimated defaults) of all the Contracts following a default for each month beginning in June 1995. This projection was derived through a loan-by-loan analysis employing detailed statistical processes, based on Green Tree's actual recovery experience on its portfolio of manufactured housing contracts originated between 1976 and December 1994. Each manufactured housing contract in Green Tree's portfolio that defaulted was analyzed according to a number of variables, including the seasoning of the contract; whether or not the contract was conventional; the type of manufactured home financed (new or used, single- or multi-wide); the location of the manufactured home; and a number of other variables. Each Contract was assigned an estimated recovery rate for each month of its life based on the historical recovery experience of contracts with identical loan attributes. The individual recovery rates for each Contract were then aggregated into a weighted average for each month.

  The following graph presents Green Tree management's best estimate of weighted average projected recovery rates on Contracts following a default. There can be no assurance that the actual recovery rate experience of the Contracts will not be substantially worse than this estimate, and it is likely that the recovery rate experience of the aggregate pool of Contracts in any given month will differ from the estimate provided here.

                   WEIGHTED AVERAGE PROJECTED RECOVERY RATES

                                [TO BE SUPPLIED]

CERTIFICATE PRINCIPAL AMORTIZATION TABLES

  The following tables present the weighted average life of the Certificates under a range of assumed rates of default on the Contracts and a range of assumed prevailing interest rates (expressed in terms of Green Tree's current average Contract Rate, the interest rate on new manufactured housing contract originations by Green Tree). The following information is given solely to illustrate the effect of different assumed rates of default and different prevailing interest rates on the projected weighted average life of the Certificates under the numerous assumptions described in this Prospectus and is not a prediction of the weighted average life that might actually be experienced on the Certificates.

  The weighted average lives of the Certificates in the following tables, and the graphs included in Appendix I, were determined using the following assumptions and specifications:

    (i) no delinquencies are experienced on the Contracts;

    (ii) the Contracts have the characteristics described in Appendix I;

    (iii) each Contract's cash flow is applied under the related Securitized Pool in the manner described in Appendix I and the documents relating to such Securitized Pool and other features described therein and in "The Trust Property";

    (iv) all Contract balances, security balances and any related collateral balances were calculated as of June 1, 1995 (or July 1, 1995, with respect to the Contracts in the 1995-5 Securitized Pool);

    (v) Green Tree continues to service the Contracts and to perform all its obligations under the documents relating to each Securitized Pool;

    (vi) the Certificates bear an Interest Rate of  %;

    (vii) the original principal amount of the Certificates is $308,000,000;

    (viii) Green Tree does not exercise its right to repurchase any of the Contracts held in the Securitized Pools, as described under "The Trust Property--Inside Refinancing Payments";

    (ix) the Subordinated Certificateholders do not exercise their right to cause the Trust to redeem the Certificates;

    (x) the Certificates are issued on June 15, 1995, and distributions are made on the Certificates on the 15th of each month, commencing July 15, 1995;

    (xi) there is no delay between a default on a Contract and final liquidation of the Contract; and

    (xii) the recovery on each Contract following a default is equal to 100% of the Manufactured Housing Projected Recovery Assumption.

  The first three tables presented below assume that 50% of all prepayments due to refinancing of the Contracts are refinanced by Green Tree (with corresponding inside refinancing payments made by Green Tree). The next three tables below assume that 25% of all prepayments due to refinancing of the Contracts are refinanced by Green Tree (with corresponding inside refinancing payments made by Green Tree).

                 CERTIFICATE PRINCIPAL AMORTIZATION TABLE (1)
                  (WITH 50% INSIDE REFINANCING PAYMENTS (2))

                      100% OF DEFAULT ASSUMPTION                 125% OF DEFAULT ASSUMPTION
                  ----------------------------------------  -------------------------------------------
                       INTEREST RATE SHIFTS (3)                   INTEREST RATE SHIFTS (3)
                  ----------------------------------------  -------------------------------------------
                  -300  -200  -100   0    +100  +200  +300  -300  -200  -100   0    +100   +200   +300
                  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  -----  -----  -----
AT JUNE 15,
Initial Percent-
age.............   100%  100%  100%  100%  100%  100%  100%  100%  100%  100%  100%   100%   100%   100%
1996............    72    72    73    73    73    73    73    72    73    73    73     74     74     74
1997............    49    49    50    51    51    52    52    51    52    52    53     54     54     54
1998............    30    31    31    32    32    32    32    34    35    35    36     37     37     37
1999............    15    15    15    15    14    14    14    21    21    21    21     20     20     20
2000............     3     2     1     0     0     0     0    10     9     9     7      5      4      4
2001............     0     0     0     0     0     0     0     1     0     0     0      0      0      0
2002............     0     0     0     0     0     0     0     0     0     0     0      0      0      0
2003............     0     0     0     0     0     0     0     0     0     0     0      0      0      0
2004............     0     0     0     0     0     0     0     0     0     0     0      0      0      0
2005............     0     0     0     0     0     0     0     0     0     0     0      0      0      0
2006............     0     0     0     0     0     0     0     0     0     0     0      0      0      0
2007............     0     0     0     0     0     0     0     0     0     0     0      0      0      0
Projected
CPR (4).........  15.6% 14.2% 12.4%  9.1%  6.4%  6.1%  6.1% 15.8% 14.4% 12.6%  9.3%   6.6%   6.3%   6.3%
Weighted Average
Life (in
years) (5)......  2.21  2.21  2.22  2.23  2.23  2.23  2.23  2.43  2.42  2.42  2.42   2.41   2.41   2.41
Expected Matu-
rity Date:        9/00  8/00  7/00  6/00  4/00  4/00  4/00  8/01  6/01  4/01  1/01  10/00  10/00  10/00
                      150% OF DEFAULT ASSUMPTION
                  ------------------------------------------
                       INTEREST RATE SHIFTS (3)
                  ------------------------------------------
                  -300  -200  -100    0    +100  +200  +300
                  ----- ----- ----- ------ ----- ----- -----
AT JUNE 15,
Initial Percent-
age.............   100%  100%  100%   100%  100%  100%  100%
1996............    73    73    73     74    74    74    74
1997............    53    54    54     55    56    56    56
1998............    39    39    39     40    41    41    41
1999............    27    27    27     27    27    27    27
2000............    17    17    16     15    13    13    13
2001............    10     8     7      4     0     0     0
2002............     3     1     0      0     0     0     0
2003............     0     0     0      0     0     0     0
2004............     0     0     0      0     0     0     0
2005............     0     0     0      0     0     0     0
2006............     0     0     0      0     0     0     0
2007............     0     0     0      0     0     0     0
Projected
CPR (4).........  16.0% 14.7% 12.8%   9.5%  6.8%  6.5%  6.5%
Weighted Average
Life (in
years) (5)......  2.74  2.71  2.69   2.67  2.64  2.63  2.63
Expected Matu-
rity Date:        2/03  9/02  5/02  11/01  6/01  6/01  6/01

----
(1) Stated as a percent of the original Certificate principal amount.
(2) Assumes Green Tree refinances 50% of all refinanced loans. See "The Trust Property--Inside Refinancing Payments."

(3) The Interest Rate Shifts represent shifts in Green Tree's average Contract Rate. Green Tree's current average Contract Rate is equal to 10.65%. Green Tree believes that, as an approximation for future movements in its average Contract Rate, investors can use as a reference changes in the 7-year Treasury Note rate.
(4) The Projected CPR is the 120-month weighted average constant prepayment rate that would exist for the corresponding Interest Rate shift in Green Tree's average Contract Rate, rounded to the nearest whole number. A -100 bps shift is equal to a 100 basis point decrease in Green Tree's average Contract Rate, which would indicate that current obligors could refinance if they chose to do so at 100 basis points below where they could have previously refinanced. Therefore the 100 basis point decrease in Contract Rate implies a higher incentive to refinance.
(5) The Weighted Average Life of a Certificate is determined by (i) multiplying the amount of each principal payment on such Certificate on each Distribution Date by the number of years from the date of issuance of such Certificate to such Distribution Date, (ii) adding the results, and
    (iii) dividing the sum by the initial principal amount of such Certificate.

   CERTIFICATE PRINCIPAL AMORTIZATION TABLE (1) (WITH 25% INSIDE REFINANCING
                                 PAYMENTS (2))

                       100% OF DEFAULT ASSUMPTION              125% OF DEFAULT ASSUMPTION
                  ------------------------------------- ----------------------------------------
                        INTEREST RATE SHIFTS (3)                INTEREST RATE SHIFTS (3)
                  ------------------------------------- ----------------------------------------
                  -300  -200  -100   0   +100 +200 +300 -300  -200  -100   0   +100  +200  +300
                  ----- ----- ----- ---- ---- ---- ---- ----- ----- ----- ---- ----- ----- -----
AT JUNE 15,
Initial Percent-
age.............   100%  100%  100% 100% 100% 100% 100%  100%  100%  100% 100%  100%  100%  100%
1996............    73    73    73   73   73   73   73    73    74    74   74    74    74    74
1997............    52    52    52   52   52   52   52    54    54    54   54    54    54    54
1998............    36    35    35   34   33   32   32    40    39    39   38    37    37    37
1999............    23    22    20   17   14   14   14    29    27    26   24    21    20    20
2000............    12    10     8    3    0    0    0    20    18    16   11     5     4     4
2001............     4     1     0    0    0    0    0    12     9     6    0     0     0     0
2002............     0     0     0    0    0    0    0     6     2     0    0     0     0     0
2003............     0     0     0    0    0    0    0     1     0     0    0     0     0     0
2004............     0     0     0    0    0    0    0     0     0     0    0     0     0     0
2005............     0     0     0    0    0    0    0     0     0     0    0     0     0     0
2006............     0     0     0    0    0    0    0     0     0     0    0     0     0     0
2007............     0     0     0    0    0    0    0     0     0     0    0     0     0     0
Projected
CPR (4).........  15.6% 14.2% 12.4% 9.1% 6.4% 6.1% 6.1% 15.8% 14.4% 12.6% 9.3%  6.6%  6.3%  6.3%
Weighted Average
Life (in
years) (5)......   2.51  2.45  2.40 2.31 2.24 2.23 2.23  2.88  2.76  2.67 2.52  2.42  2.41  2.41
Expected Matu-
rity Date:         1/02  7/01  3/01 9/00 4/00 4/00 4/00 11/03 11/02  4/02 5/01 11/00 10/00 10/00
                       150% OF DEFAULT ASSUMPTION
                  -------------------------------------
                        INTEREST RATE SHIFTS (3)
                  -------------------------------------
                  -300  -200  -100   0   +100 +200 +300
                  ----- ----- ----- ---- ---- ---- ----
AT JUNE 15,
Initial Percent-
age.............   100%  100%  100% 100% 100% 100% 100%
1996............    74    74    74   74   74   74   74
1997............    56    56    56   56   56   56   56
1998............    44    43    43   42   41   41   41
1999............    34    33    32   30   27   27   27
2000............    27    25    23   19   13   13   13
2001............    21    18    15    8    0    0    0
2002............    16    12     8    0    0    0    0
2003............    12     8     3    0    0    0    0
2004............     9     4     0    0    0    0    0
2005............     4     0     0    0    0    0    0
2006............     2     0     0    0    0    0    0
2007............     0     0     0    0    0    0    0
Projected
CPR (4).........  16.0% 14.7% 12.8% 9.5% 6.8% 6.5% 6.5%
Weighted Average
Life (in
years) (5)......   3.54  3.26  3.07 2.81 2.65 2.64 2.64
Expected Matu-
rity Date:         9/07  7/05 12/03 5/02 7/01 6/01 6/01

----
* Represents less than 0.5%
(1) Stated as a percent of the original Certificate principal amount.
(2) Assumes Green Tree refinances 25% of all refinanced loans. See "The Trust Property--Inside Refinancing Payments."

(3) The Interest Rate Shifts represent shifts in Green Tree's average Contract Rate. Green Tree's current average Contract Rate is equal to 10.65%. Green Tree believes that, as an approximation for future movements in its average Contract Rate, investors can use as a reference changes in the 7-year Treasury Note rate.
(4) The Projected CPR is the 120-month weighted average constant prepayment rate that would exist for the corresponding Interest Rate shift in Green Tree's average Contract Rate, rounded to the nearest whole number. A -100 bps shift is equal to a 100 basis point decrease in Green Tree's average Contract Rate, which would indicate that current obligors could refinance if they chose to do so at 100 basis points below where they could have previously refinanced. Therefore the 100 basis point decrease in Contract Rate implies a higher incentive to refinance.
(5) The Weighted Average Life of a Certificate is determined by (i) multiplying the amount of each principal payment on such Certificate on each Distribution Date by the number of years from the date of issuance of such Certificate to such Distribution Date, (ii) adding the results, and
    (iii) dividing the sum by the initial principal amount of such Certificate.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

  The Certificates will be issued pursuant to the terms of the Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Trust Agreement will be filed with the Commission following the issuance of the Certificates. Whenever provisions of the Trust Agreement are referred to, such provisions are incorporated herein by reference.

DISTRIBUTIONS

  Distributions of interest and principal to Certificateholders will be made on each Distribution Date in an amount equal to their respective Percentage Interests multiplied by the Certificateholder's Interest Distributable Amount and the Certificateholders' Principal Distributable Amount, if any. Distributions will be applied first to the payment of interest and then to the payment of principal from the Amount Available (as defined below). In the event that the Amount Available in the Certificate Account, plus any funds in the Reserve Fund, are not sufficient to make a full distribution to the Certificateholders of the Certificateholders' Interest Distributable Amount, the amount of the deficiency will be carried forward as an amount that the Certificateholders are entitled to receive on the next Distribution Date. Any amount carried forward will, to the extent legally permissible, bear interest at the Interest Rate.

  Each distribution with respect to a Book-Entry Certificate will be paid to DTC, which will credit the amount of such distribution to the accounts of its Participants in accordance with its normal procedures. Each Participant will be responsible for disclosing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm will be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by DTC and the Participants in accordance with DTC's rules.

  Green Tree, as servicer, will furnish to the Trustee, and the Trustee will send with each distribution on a Distribution Date to each Certificateholder, a statement setting forth, among other things, (i) the amount of such distribution allocable to interest and (ii) the amount of such distribution allocable to principal. Such amounts will be expressed as a dollar amount per $1,000 of the original principal amount of the Certificates.

DISTRIBUTIONS OF INTEREST INCOME

  On each Distribution Date, commencing August 15, 1995, the Certificateholders will be entitled to distributions in an amount equal to the amount of interest accrued on the outstanding principal amount of the Certificates at the Interest Rate (the "Certificateholders' Interest Distributable Amount"). Interest distributable on a Distribution Date will accrue from the most recent Distribution Date on which interest distributions have been made to but excluding such Distribution Date and will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest distributions due for any Distribution Date but not distributed on such Distribution Date will be due on the next Distribution Date together with interest on such amount at the Interest Rate (to the extent legally permissible). Interest distributions with respect to the Certificates will be made from the Amount Available in the Certificate Account before the payment of accrued and unpaid trustee's fees and other administrative fees of the Trust. Finance I and Finance II will receive a distribution of interest on August 15, 1995 equal to the interest accrued on the initial principal amount of the Certificates at the Interest Rate from June 15, 1995 to the Closing Date. Certificateholders of record on August 14, 1995 will receive a distribution of interest on August 15, 1995 equal to the interest accrued on the initial principal amount of the Certificates at the Interest Rate from the Closing Date to August 15, 1995.

DISTRIBUTIONS OF PRINCIPAL PAYMENTS

  Certificateholders will be entitled to receive, as payments of principal, the Certificateholders' Principal Distributable Amount to the extent of the Remaining Amount Available (as defined below) in the Certificate Account on each Distribution Date. Distributions with respect to principal payments will be made from the

Amount Available in the Certificate Account after payment of the Certificateholders' Interest Distributable Amount and any accrued and unpaid Trustee's fees and other administrative fees of the Trust which Green Tree or the Subordinated Certificateholders were obligated to pay but failed to pay (the "Remaining Amount Available"). The distribution of principal on August 15, 1995 will represent collections on the Trust Property for July 15 and August 15, 1995.

REPORTS TO CERTIFICATEHOLDERS

  Green Tree will furnish to the Trustee, and the Trustee will include with each distribution to a Certificateholder, a statement in respect of the related Distribution Date setting forth, among other things:

    (a) the Certificateholders' Interest Distributable Amount;

    (b) the Certificateholders' Principal Distributable Amount;

    (c) the outstanding principal amount of the Certificates, after giving effect to all payments reported under (b) above on such date;

    (d) the present value of the projected remaining aggregate cashflow of the Trust Property;

    (e) the weighted average CPR of the Contracts for the prior month;

    (f) the weighted average conditional default rate of the Contracts for the prior month;

    (g) the annualized net loss percentage of the Contracts for the prior month; and

    (h) information regarding delinquent Contracts as of the prior month.

Each amount set forth pursuant to subclauses (a) and (b) will be expressed as a dollar amount per $1,000 of the original principal amount of the Certificates.

  In addition, within a reasonable period of time after the end of each calendar year, Green Tree, as servicer, will furnish a report to each Certificateholder of record at any time during such calendar year as to aggregate amounts reported pursuant to (a) and (b) above for such calendar year.

  For the purposes hereof, the following terms shall have the following meanings:

  "Amount Available" means, with respect to any Distribution Date, the sum of the amounts contained in the Certificate Account for any Monthly Period.

  "Certificateholders' Interest Distributable Amount" means, with respect to any Distribution Date (other than the first Distribution Date), one month's interest at the Interest Rate on the outstanding principal amount of the Certificates (computed on the basis of a 360-day year of twelve 30-day months), plus any accrued and unpaid interest with respect to a prior Distribution Date together (to the extent legally permissible) with interest thereon at the Interest Rate.

  "Certificateholders' Principal Distributable Amount" means, with respect to any Distribution Date, the Remaining Amount Available for such Distribution Date; provided, however, that the Certificateholders' Principal Distributable Amount shall not exceed the outstanding principal amount of the Certificates.

  "Remaining Amount Available" means, with respect to any Distribution Date, the amount remaining in the Certificate Account after payment of the Certificateholders' Interest Distributable Amount and payment to the Trustee of any accrued and unpaid trustee fees, to the extent not paid by Green Tree or the Subordinated Certificateholders.

LISTS OF CERTIFICATEHOLDERS

  At such time, if any, as Definitive Certificates (as defined below) have been issued, the Trustee will, upon written request by three or more Certificateholders or one or more holders of Certificates evidencing not less than 25% of the outstanding principal balance of the Certificates, within five Business Days after provision to the Trustee of a statement of the applicants' desire to communicate with other Certificateholders about their rights under the Trust Agreement or the Certificates and a copy of the communication that the applicants propose to transmit, afford such Certificateholders access during business hours to the current list of Certificateholders for purposes of communicating with other Certificateholders with respect to their rights under the Trust Agreement. The Trust Agreement will not provide for holding any annual or other meetings of Certificateholders.

OPTIONAL PREPAYMENT

  If the Subordinated Certificateholders exercise their option to prepay the Certificates when the aggregate outstanding principal amount of the Certificates declines to 10% or less of the original principal amount of the Certificates, Certificateholders will receive an amount in respect of the Certificates equal to the aggregate outstanding principal amount of the Certificates together with all accrued and unpaid interest, which distribution will effect early retirement of the Certificates. See "Description of the Trust Agreement--Termination."

RESTRICTIONS ON TRANSFER

  The Certificates will be subject to the following restrictions on transfer, and each Certificate will contain a legend describing such restrictions.

  The Certificates may not be acquired by a "disqualified organization" or a "foreign holder" (each as defined below). By acceptance of a Certificate, each purchaser will be deemed to represent that it is not a disqualified organization or a foreign holder. Accordingly, a purchase by a disqualified organization or a foreign holder shall be void and of no effect. A "disqualified organization" means (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (not including instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (ii) any organization (other than a cooperative described in
Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (iii) any organization described in Section 1381(a)(2)(C) of the Code. A "foreign holder" means any person who is not (i) a citizen or resident of the United States, (ii) a domestic partnership, (iii) a domestic corporation or (iv) an estate or trust all of the income of which is subject to taxation in the United States.

  A pass-through entity may acquire Certificates. Such investors should be aware, however, that if the Internal Revenue Service were successfully to assert that the Certificates did not represent debt for federal income tax purposes, a tax may be imposed on a pass-through entity which has (i) a disqualified organization (as defined above) as a record holder of an interest therein and (ii) excess inclusion income, as defined in the REMIC provisions of the Code, as a result of its investment in the Certificates. For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity. Pass-through entities considering an investment in Certificates are urged to consult with their own tax advisor with respect to these matters.

  The Trust Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee.

REGISTRATION OF THE CERTIFICATES

  The Certificates will initially be registered in the name of Cede & Co., the nominee of DTC. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the 1934 Act. DTC accepts securities for deposit from its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("indirect participants").

  Certificate Owners who are not Participants but desire to purchase, sell or otherwise transfer ownership of the Certificates may do so only through Participants (unless and until Definitive Certificates, as defined below, are issued). In addition, Certificate Owners will receive all distributions of principal of, and interest on, the Certificates from the Trustee through DTC and Participants. Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Certificates, except under the limited circumstances described below.

  Unless and until Definitive Certificates (as defined below) are issued, it is anticipated that the only "Certificateholder" of the Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be recognized by the Trustee as Certificateholders as that term is used in the Trust Agreement. Certificate Owners are only permitted to exercise the rights of Certificateholders indirectly through Participants and DTC.

  While Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of, and interest on, the Certificates. Participants with whom Certificate Owners have accounts with respect to Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interests.

  Certificates will be issued in registered form to Certificate Owners, or their nominees, rather than to DTC (such Certificates being referred to herein as "Definitive Certificates"), only if (i) DTC, the Administrator or Finance I advise the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Certificates and the Administrator Finance I is unable to locate a qualified successor, (ii) Finance I at its sole option advises the Trustee in writing that it elects to terminate the book-entry system through DTC or (iii) if an Event of Default shall have occurred and be continuing, Certificate Owners having a beneficial interest in the Certificates at least equal to a majority of the aggregate outstanding principal amount of the Certificates advise the Trustee, through DTC, that continuation of a book-entry system is no longer in their best interests. Upon issuance of Definitive Certificates to Certificate Owners, such Certificates will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Trustee with respect to transfers, notices and distributions.

  DTC has advised Finance I that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by a Certificateholder under the Trust Agreement only at the direction of one or more Participants to whose DTC accounts the Certificates are credited. DTC has advised Finance I that DTC will take such action with respect to any fractional interest of the Certificates only at the direction of and on behalf of such Participants beneficially owning a corresponding fractional interest of the Certificates. DTC may take actions, at the direction of the related Participants, with respect to some Certificates which conflict with actions taken with respect to other Certificates.

  Issuance of Certificates in book-entry form rather than as physical certificates may adversely affect the liquidity of the Certificates in the secondary market and the ability of Certificate Owners to pledge them. In addition, since distributions on the Certificates will be made by the Trustee to DTC and DTC will credit such distributions to the accounts of its Participants, with the Participants further crediting such distributions to the accounts of indirect participants or Certificate Owners, Certificate Owners may experience delays in the receipt of such distributions.

                       DESCRIPTION OF THE TRUST DOCUMENTS

  The following summary describes certain terms of the Finance I Note, the Trust Agreement, the Transfer Agreement and the Assignments (together, the "Trust Documents"). Forms of the Trust Documents have been filed as exhibits to the Registration Statement. Copies of the Trust Documents will be filed with the Commission following the issuance of the Certificates.

CERTIFICATE ACCOUNT

  Pursuant to the Trust Agreement, the Trustee will establish and maintain an account, in the name of the Trust, in which amounts available for distribution to Certificateholders will be deposited and from which all distributions to Certificateholders will be made (the "Certificate Account").

EVENTS OF DEFAULT

  Pursuant to the Trust Agreement, "Events of Default" will consist of (i) any failure in the payment of the Certificateholders' Interest Distributable Amount with respect to a Distribution Date, which failure has continued for a period of 6 months after such Distribution Date or (ii) any failure to pay the full principal amount of the Certificates on or before the Distribution Date occurring in July 2005.

  Pursuant to the Finance I Note, "Events of Default" will consist of (i) any failure to make timely installments of interest due thereunder, which failure has continued for a period of 6 months after such Distribution Date, or (ii) any failure to pay the full principal amount of the Finance I Note on or before the Distribution Date occurring in July 2005.

  If an Event of Default with respect to the Certificates occurs and is continuing, the Trustee or Certificate Owners beneficially owning at least 25% in aggregate outstanding principal amount of the Certificates may declare the entire principal amount of the Certificates to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded by a Certificate Majority (as defined in the Trust Agreement).

  If the Certificates have been declared due and payable following an Event of Default, the Trustee may liquidate all or any portion of the Trust Property, or elect to maintain possession of the Trust Property and continue to apply collections from the Trust Property as if there had been no declaration of acceleration. The Trustee will be prohibited from selling the Trust Property following an Event of Default, unless (i) the holders of all the outstanding Certificates consent to such sale; or (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on the outstanding Certificates at the time of such sale; or (iii) the Trustee determines that the collections on the Trust Property will not be sufficient on an ongoing basis to make all payments of interest on the Certificates as such payments become due and to pay the outstanding principal amount of the Certificates at maturity, and the Trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of the Certificates.

  The Trustee and the Certificate Owners will have similar rights to liquidate the Guarantee Fees following an Event of Default under the Finance I Note.

AMENDMENT

  The Trust Agreement may be amended by the Subordinated Certificateholders and the Trustee but without the consent of any of the Certificateholders, to cure any ambiguity or to correct or supplement any provision therein, provided that such action will not, in the opinion of counsel (which may be internal counsel to the Subordinated Certificateholders) materially and adversely affect the interests of any Certificateholder. The Trust Agreement may also be amended by the Subordinated Certificateholders and the Trustee and a Certificate Majority for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement or of modifying, in any manner, the rights of the Certificateholders. No such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, or distributions that are required to be made on any Certificate or the Interest Rate or (ii) reduce the percentage of the aggregate outstanding principal amount of the Certificates required to consent to any such amendment, without the consent of the holders of all Certificates then outstanding.

  The Transfer Agreement may be amended by all of the parties thereto; provided that no amendment may materially and adversely affect the interests of the Certificateholders.

TERMINATION

  The Trust and the respective obligations of the Subordinated Certificateholders and the Trustee pursuant to the related Trust Documents will terminate upon the latest of (i) the Distribution Date immediately following the maturity of the Finance I Note or the retirement of the last Residual Asset or other liquidation of the last item of Trust Property, (ii) the payment to Certificateholders of all amounts required to be paid to them pursuant to the related Trust Documents, (iii) following the payment in full of all principal and accrued interest on the Certificates, by vote of all the Subordinated Certificateholders, or (iv) the occurrence of a Dissolution Event (as defined in the Trust Agreement) with respect to either Subordinated Certificateholder.

  In order to avoid excessive administrative expense, the Subordinated Certificateholders will be permitted, at their option, to cause the Trust to redeem the Certificates on any Distribution Date in which the aggregate outstanding principal amount of the Certificates is equal to or less than 10% of the original principal amount of the Certificates at a price equal to the unpaid principal amount of the Certificates plus all accrued and unpaid interest thereon.

  The Trustee will give written notice of the final distribution with respect to the Certificates to each Certificateholder of record. The final distribution to any Certificateholder will be made only upon surrender and cancellation of such holder's Certificate at the office or agency of the Trustee with respect to Certificates specified in the notice of termination. In the event that all Certificateholders do not surrender their Certificates for cancellation within 6 months after the date specified in the notice of termination, the Trustee shall give a second written notice to the remaining Certificateholders. If within one year after the second written notice all Certificates have not been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates. Any funds remaining in the Trust, after the Trustee has taken such measures to locate any remaining Certificateholders and such measures have failed, will be distributed to The United Way and the Certificateholders, by acceptance of their Certificates, will waive any rights with respect to such funds.

THE TRUSTEE

  The Trustee, in its individual capacity or otherwise, and any of its affiliates may hold Certificates in their own names or as pledgee. In addition, for the purpose of meeting the legal requirements of certain jurisdictions, the Trustee and the Administrator, acting jointly, with the consent of Finance I, shall have the power to appoint co-trustees or separate trustees of all or any part of the Trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Trust Documents will be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction where the Trustee is incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

  The Trustee may resign at any time, in which event the Subordinated Certificateholders will be obligated to appoint a successor trustee. The Subordinated Certificateholders may also remove the Trustee, if the Trustee ceases to be eligible to serve, becomes legally unable to act, is adjudged insolvent or is placed in receivership or similar proceedings. In such circumstances, the Subordinated Certificateholders will be obligated to appoint a successor trustee. Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

DUTIES OF THE TRUSTEE

  The Trustee will make no representation as to the validity or sufficiency of any Trust Document, the Certificates (other than its execution of the Certificates) or any related documents, and will not be accountable for the use or application by Green Tree of any funds in respect of the Certificates prior to deposit in the Certificate Account.

  The Trustee will be required to perform only those duties specifically required of it under the Trust Agreement. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished by Green Tree to the Trustee under the Trust Agreement, in which case it will only be required to examine such certificates, reports or instruments to determine whether they conform substantially to the requirements of the Trust Agreement.

  The Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Trust Agreement or to institute, conduct, or defend any litigation thereunder or in relation thereto at the request, order or direction of any Subordinated Certificateholders, unless such Subordinated Certificateholders have offered the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. No Certificate Owner will have any right under the Trust Documents to institute any proceeding with respect to such Trust Documents, unless such Certificate Owner has given the Trustee written notice of default and unless Certificate Owners beneficially owning not less than 25% of the aggregate principal balance of the Certificates then outstanding have made written request to the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 30 days after the receipt of such notice, request and offer to indemnify has neglected or refused to institute any such proceedings.

                                USE OF PROCEEDS

  Approximately $227,500,000 of the net proceeds of the sale of the Certificates will be loaned to Finance I in return for the Finance I Note, and an additional $7,500,000 of the net proceeds will be deposited in the Reserve Fund. The remaining net proceeds of the sale of the Certificates will be paid to Finance I and Finance II, as the holders of the Subordinated Certificates. Finance I and Finance II will in turn remit substantially all such proceeds to Green Tree in the form of a dividend. Green Tree will use such funds for general corporate purposes, including the origination of additional manufactured housing contracts, the costs of carrying such contracts until sold and other expenses of pooling and selling such contracts, and to fund Green Tree's future growth.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following is a general discussion of certain federal income tax consequences relating to the purchase, ownership, and disposition of the Certificates. The discussion is based upon the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. The discussion does not purport to deal with federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. Moreover, there are no cases or Internal Revenue Service (the "Service") rulings on similar transactions involving the issuance of interests with terms similar to those of the Certificates. As a result, the Service may disagree with all or a part of the discussion below. INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE FEDERAL, STATE, LOCAL, AND ANY OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF CERTIFICATES.

  The Trust will be provided with an opinion of Dorsey & Whitney P.L.L.P., counsel to Green Tree, regarding certain federal income tax matters discussed below. Such an opinion, however, is not binding on the Service or the courts. No ruling on any of the issues discussed below will be sought from the Service.

TAX CHARACTERIZATION OF THE TRUST

  The Subordinated Certificateholders and the Trustee will agree to treat the Trust as a partnership for federal income tax purposes. Dorsey & Whitney P.L.L.P. will deliver its opinion that the Trust will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes, with the result that the Trust itself will not be subject to federal income tax. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that (1) the Trust will not have certain characteristics necessary for a business trust to be classified as an association taxable as a corporation and (2) the nature of the interests in and the income of the Trust, including the status of the Finance I Note as debt for federal income tax purposes, will exempt it from the rule that certain taxable mortgage pools or publicly traded partnerships are taxable as corporations.

  If the Trust were taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. Any such corporate income tax could materially reduce cash available to make payments on the Certificates.

TAX CONSEQUENCES TO HOLDERS OF CERTIFICATES

  Treatment of Certificates as Indebtedness. The Trustee and the Subordinated Certificateholders will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Certificates as debt for federal income tax purposes. Although there are no regulations, published rulings or judicial decisions involving the characterization for federal income tax purposes of interests with the same terms as the Certificates, and although the result is not free from doubt in view of the treatment of this transaction by Green Tree for purposes of its financial statements prepared in accordance with generally accepted accounting principles, the equity capitalization of the Trust, and certain other features of the Certificates, on balance, in the opinion of Dorsey & Whitney P.L.L.P., the Certificates should be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Certificates is correct.

  If the Certificates were not classified as debt for federal income tax purposes, adverse tax consequences might result to certain Certificateholders. See "--Possible Alternative Treatment of the Certificates" and "Description of the Certificates--Restrictions on Transfer." Investors should consult their own tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of Certificates.

  Interest Income on the Certificates. As a general rule, interest paid or accrued on the Certificates, as well as market discount and original issue discount, if any, will be treated as ordinary income to the holders thereof. A Certificateholder using the accrual method of accounting for federal income tax purposes is required to include interest paid or accrued on the Certificates in ordinary income as such interest accrues, while a Certificateholder using the cash receipts and disbursements method of accounting for federal income tax purposes must include such interest in ordinary income when payments are received (or made available for receipt) by such holder. It is anticipated that the Certificates will not be issued with "original issue discount" ("OID") within the meaning of Section 1273 of the Code, and that the Trust will not take any OID deduction with respect thereto.

  Market Discount. The Certificates, whether or not issued with original issue discount, will be subject to the "market discount rules" of section 1276 of the Code. In general, these rules provide that if the holder of a Certificate purchases it at a market discount (i.e., a discount from its original issue price plus any accrued original issue discount) that exceeds a de minimis amount specified in the Code, and thereafter recognizes gain upon a disposition, the lesser of (i) such gain or (ii) the accrued market discount will be taxed as ordinary interest income. Generally, the accrued market discount will be the total market discount on the Certificate multiplied by a fraction, the numerator of which is the number of days the holder held the Certificate and the denominator of which is the number of days from the date the holder acquired the Certificate until its maturity date. The holder may elect, however, to determine accrued market discount under the constant-yield method.

  Limitations imposed by the Code which are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a Certificate with accrued market discount. A Certificateholder may elect to include market discount in gross income as it accrues and, if such Certificateholder makes such an election, is exempt from this rule. The adjusted basis of a Certificate subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.

  Amortizable Bond Premium. In general, if a Certificateholder purchases a Certificate at a premium (i.e., an amount in excess of the amount payable upon the maturity thereof), such Certificateholder will be considered to have purchased such Certificate with "amortizable bond premium" equal to the amount of such excess. Such Certificateholder may elect to deduct the amortizable bond premium as it accrues under a constant-yield method over the remaining term of the Certificate. Such Certificateholder's tax basis in the Certificate will be reduced by the amount of the amortizable bond premium deducted. Any such election shall apply to all debt instruments (other than instruments the interest on which is excludible from gross income) held by the Certificateholder at the beginning of the first taxable year to which the election applies or thereafter acquired and is irrevocable without the consent of the Service. Bond premium on a Certificate held by a Certificateholder who does not elect to deduct the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the Certificate.

  Sale or Other Disposition. If a Certificateholder sells a Certificate, the Certificateholder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the Certificateholder's adjusted tax basis in the Certificate. The adjusted tax basis of a Certificate to a particular Certificateholder generally will equal the Certificateholder's cost for the Certificate, increased by any market discount, OID and gain previously included by such Certificateholder in income with respect to the Certificate and decreased by principal payments previously received by such Certificateholder and the amount of bond premium previously amortized with respect to the Certificate. Any such gain or loss will be capital gain or loss if the Certificate was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income, and will be long-term capital gain or loss if the Certificate was held for more than one year. Capital losses generally may be used only to offset capital gains.

  Tax Administration and Reporting. The Trustee will furnish to each Certificateholder with each distribution a statement setting forth the amount of such distribution allocable to principal and to interest. Reports will be made annually to the Service and to holders of record that are not excepted from the reporting requirements regarding information as may be required with respect to interest and original issue discount, if any, with respect to the Certificates.

  Backup Withholding. Under certain circumstances, a Certificateholder may be subject to "backup withholding" at a 31% rate. Backup withholding may apply to a Certificateholder who is a United States person if the holder, among other circumstances, fails to furnish such holder's Social Security number or other taxpayer identification number to the Trustee. Backup withholding, however, does not apply to payments on a Certificate made to certain exempt recipients, such as corporations and tax-exempt organizations. Certificateholders should consult their tax advisors for additional information concerning the potential application of backup withholding to payments received by them with respect to a Certificate.

  Possible Alternative Treatment of the Certificates. If the Service were successfully to assert that the Certificates did not represent debt for federal income tax purposes, the Certificates would probably be treated as equity interests in the Trust. If so treated, the Trust might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Certificates recharacterized as equity). Alternatively, based on the opinion of Dorsey & Whitney P.L.L.P., because the Finance I Note will be treated as debt for federal income tax purposes, the Trust would not be characterized as a publicly traded partnership and would therefore continue to be treated as an entity that is not taxable as a corporation. See "Tax Characterization of the Trust," above. Under these circumstances, the Trust would report each Certificateholder's allocable share of items of Trust income and expense to Certificateholders and the Service on Schedule K-1. However, any such characterization of the Certificates as equity interests is not expected to result in a materially different amount of taxable income being realized by Certificateholders as compared to the amount of income expected to be realized from treatment of the Certificates as indebtedness of the Trust. Nonetheless, treatment of the Certificates as equity interests in such a partnership could have adverse tax consequences to certain holders. For example, (i) all or a portion of the income allocated to pension, profit sharing or employee benefit plans or other Certificateholders who are subject to the tax on unrelated business income imposed by Section 511 of the Code may be treated as unrelated business taxable income; (ii) a portion of the income allocated to Certificateholders may not be offset by other deductions on such holder's return, including net operating loss carryforwards; and (iii) individual holders may be subject to certain limitations on their ability to deduct their share of Trust expenses.

  If the Certificates were treated as equity interests in a partnership, each Certificateholder would be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of interest income attributable to the Finance I Note and income attributable to the Residual Interests. The tax items of a partnership are allocable to its partners in accordance with the Code, Treasury Regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that, if appropriate, the Certificateholders would be allocated taxable income of the Trust for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month; and (ii) any other amounts of income payable to the Certificateholders for such month. All remaining taxable income of the Trust would be allocated to the Subordinated Certificateholders. Based on the economic arrangement of the parties, this approach for allocating Trust income should be permissible under applicable Treasury Regulations, although no assurance can be given that the Service would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Interest Rate plus the other items described above even though the Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes.

  Under this approach, a Certificateholder's allocated share of expenses of the Trust (including fees to the Trustee but not interest expense) would be miscellaneous itemized deductions. An individual, an estate, or a trust that holds a Certificate either directly or through a pass-through entity would be allowed to deduct such expenses under Section 212 of the Code only to the extent that, in the aggregate and combined with certain other itemized deductions, they exceed 2% of the adjusted gross income of the Certificateholder. In addition, Section 68 of the Code provides that the amount of itemized deductions (including those provided for in Section 212 of the Code) otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount specified in the Code ($114,700 in 1995, in the case of a joint return) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the specified threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. To the extent that a Certificateholder is not permitted to deduct servicing fees allocable to a Certificate, the taxable income of the Certificateholder attributable to that Certificate would exceed the net cash distributions related to such income.

  If the Certificates were treated as equity interests in a partnership, the Trust would allocate its taxable income to Certificateholders as described above on a monthly basis in proportion to the principal amount of Certificates owned by them as of the related Record Date. As a result, a Certificateholder may be allocated tax items attributable to periods before the Certificateholder actually owns the Certificate. The use of such a convention may not be permitted by existing regulations, and different allocations may be required. In order to avoid administrative complexities, the Trust will not make an election under Section 754 of the Code to adjust the tax basis of the Trust's assets in connection with the purchase or sale of a Certificate. In addition, because the Trust may not have the necessary data, the Trust will not comply with certain technical requirements that may apply to a deemed termination of the Trust resulting from the sale or exchange of 50% or more of the capital and profits interests in the Trust within a 12-month period.

  Other Tax Consequences. No advice has been received as to local income, franchise, personal property, or other taxation in any state or locality, or as to the tax effect of ownership of Certificates in any state or locality. Certificateholders are advised to consult their own tax advisors with respect to any state or local income, franchise, personal property, or other tax consequences arising out of their ownership of Certificates.

  THE DISCUSSION OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A CERTIFICATEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN, AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS

  The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on those employee benefit plans, including individual Retirement Accounts and Individual Retirement Annuities (collectively "IRAs"), to which they apply ("Plans") and on those persons who are fiduciaries with respect to such Plans. In accordance with ERISA's general fiduciary standards, before investing in the Certificates, a Plan fiduciary should determine whether such an investment is permitted under the governing Plan instruments and is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. Other provisions of ERISA and the Code prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan ("parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code). Prohibited transactions may generate excise taxes and other liabilities; prohibited transactions involving IRAs may result in the disqualification of the IRAs. Thus, a Plan fiduciary considering an investment in the Certificates should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code.

  Certain transactions involved in the operation of the Trust might be deemed to constitute prohibited transactions under ERISA and the Code, if assets of the Trust were deemed to be assets of an investing Plan. ERISA and the Code do not define "plan assets." The U.S. Department of Labor (the "DOL") has published a regulation (the "Regulation") which took effect March 13, 1987, concerning whether or not a Plan's assets will be deemed to include an interest in the underlying assets of an entity (such as the Trust) for purposes of the reporting and disclosure and fiduciary responsibility provisions of ERISA and of the excise tax provisions related to prohibited transactions in the Code if the Plan acquires an "equity interest" in such entity. The Regulation only applies to the purchase by a Plan of an "equity interest" in an entity. An equity interest is defined in the Regulation as an interest in an entity other than an instrument which is treated as debt under applicable local law, has no substantial equity features, and which is not a beneficial interest in a trust or a profit interest in a partnership. If under ERISA the Certificates are not deemed to be an "equity interest" in the Trust, the Trust's assets would not be treated as Plan assets solely as a result of the purchase of the Certificates by a Plan.

  The Regulation also contains an exception that provides that if a Plan acquires a "publicly-offered security," the issuer of the security is not deemed to hold Plan assets. A publicly-offered security is a security that is
(i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another by the conclusion of the offering and (iii) either is (A) part of a class of securities registered under section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (B) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and the class of securities of which such security is a part is registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

  It is anticipated that the Certificates will meet the criteria of publicly-offered securities as set forth above. It is expected (although no assurance can be given) that the Certificates will be held beneficially by 100 independent persons by the conclusion of the offering; there are no restrictions imposed on the transfer of the Certificates (other than the prohibition on transfers to certain "disqualified organizations," as described under ("Description of the Certificates--Restrictions on Transfer") and the Certificates will be sold as part of an offering pursuant to an effective registration statement under the Securities Act of 1933, and they will be timely registered under the Securities Exchange Act of 1934.

  If the Certificates were deemed to be an extension of credit for ERISA purposes, the purchase of the Certificates by a Plan with respect to which Green Tree or one of its affiliates is a "party in interest" or "disqualified person" might be considered a prohibited extension of credit under Section 406 of ERISA and Section 4975 of the Code unless an exemption is applicable. There are at least three prohibited transaction class exemptions issued by the DOL that might apply, depending in part on who decided to acquire the Certificates for the Plan: DOL Prohibited Transaction Exemption ("PTE") 84-14 (Class Exemption for Plan Asset Transactions determined by Independent Qualified Professional Asset Managers); PTE 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds); and PTE 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts).

  Moreover, whether the Certificates are debt or equity for ERISA purposes, a possible violation of the prohibited transaction rules could occur if the Certificates were purchased during the offering with assets of a Plan if Green Tree, the Trustee, any Underwriter or any of their affiliates were a fiduciary with respect to such Plan. Under ERISA and the Code, a person is a "fiduciary" with respect to a Plan to the extent that such person (i) exercises any discretionary authority or discretionary control respecting management of such Plan or exercises any authority or control respecting management or disposition of its assets, (ii) renders investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of such Plan, or has any authority or responsibility to do so, or (iii) has any discretionary authority or discretionary responsibility in the administration of such Plan. Accordingly, the fiduciaries of any Plan should not purchase the Certificates during the offering with assets of any Plan if Green Tree, the Trustee, the Underwriters or any of their affiliates is a fiduciary with respect to the Plan.

  In light of the foregoing, fiduciaries of Plans, including insurance companies (whether investing assets for their general or separate accounts), considering the purchase of the Certificates should consult their own tax or other appropriate counsel regarding the application of ERISA and the Code to their purchase of the Certificates.

                        LEGAL INVESTMENT CONSIDERATIONS

  No representations or warranties are made concerning whether the Certificates are legal investments under any federal or state law, regulation, rule or order of any court. The Certificates do not constitute "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended, which may adversely affect their liquidity.

  Prospective investors should consider the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor including, but not limited to, "prudent investor" provisions and percentage-of-assets limits. Investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investment for such investors.

                                  UNDERWRITING

  The Underwriters named below have severally agreed, subject to the terms and conditions of the Underwriting Agreement, to purchase from the Trust the respective principal amounts of the Certificates set forth opposite their names below.

                                                                     PRINCIPAL
                                                                     AMOUNT OF
                              UNDERWRITER                           CERTIFICATES
                              -----------                           ------------
     Lehman Brothers Inc. ......................................... $
     Merrill Lynch, Pierce, Fenner & Smith
              Incorporated......................................... $
                                                                    -----------
             Total................................................. $
                                                                    ===========

  In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Certificates offered hereby if any Certificates are purchased. In the event of default by an Underwriter, the Underwriting Agreement provides that, in certain circumstances, the Underwriting Agreement may be terminated.

  The Underwriters propose to offer the Certificates in part directly to purchasers at the initial public offering price set forth on the cover page of this Prospectus and in part to certain securities dealers at such prices less
concessions not to exceed   % of the original principal balance of the
Certificates. The Underwriters may allow, and such dealers may reallow,
concessions not to exceed   % of the original principal balance of the
Certificates to certain brokers and dealers. After the Certificates are released for sale to the public, the offering price and other selling terms may be varied by the Underwriters.

  The Underwriting Agreement provides that Green Tree will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or contribute to payments the Underwriters may be required to make in respect thereof.

                                 LEGAL MATTERS

  Certain legal matters relating to the Certificates will be passed upon for the Trust by Dorsey & Whitney P.L.L.P., Minneapolis, Minnesota, and for the Underwriters by Brown & Wood, New York, New York. The material federal income tax consequences of the Certificates will be passed upon for the Trust by Dorsey & Whitney P.L.L.P.

                                  APPENDIX I

I. THE CONTRACTS

  Set forth below is a description of certain additional characteristics of the Contracts as of June 1, 1995 (or July 1, 1995, with respect to certain Contracts included in the 1995-4 and 1995-5 Securitized Pools) (or August 1, 1995, with respect to certain Contracts included in the 1995-5 Securitized
Pool) (the "Cut-off Date").

                           GEOGRAPHICAL DISTRIBUTION

                         NUMBER OF
                         CONTRACTS      % OF ALL           AGGREGATE     % OF ALL CONTRACTS BY
                           AS OF   CONTRACTS BY NUMBER PRINCIPAL BALANCE OUTSTANDING PRINCIPAL
                         CUT- OFF    OF CONTRACTS AS   OUTSTANDING AS OF     BALANCE AS OF
                           DATE      OF CUT-OFF DATE     CUT-OFF DATE        CUT-OFF DATE
                         --------- ------------------- ----------------- ---------------------
Alabama.................    6,655          5.19%       $  171,438,272.41          4.75%
Alaska..................        7          0.01               310,585.13          0.01
Arizona.................    2,325          1.81            75,161,356.18          2.08
Arkansas................    2,881          2.25            70,547,827.65          1.95
California..............    1,589          1.24            48,085,593.03          1.33
Colorado................    3,076          2.40            91,502,255.43          2.54
Connecticut.............       42          0.03               967,719.73          0.03
Delaware................      427          0.33            11,911,031.16          0.33
District of Columbia....        7          0.01               175,010.50          0.01
Florida.................    7,933          6.19           243,563,102.77          6.75
Georgia.................    7,387          5.76           206,370,347.66          5.72
Hawaii..................        2          0.00*               48,709.12          0.00*
Idaho...................      793          0.62            26,153,050.17          0.72
Illinois................    1,870          1.46            45,853,747.22          1.27
Indiana.................    2,925          2.28            77,528,537.85          2.15
Iowa....................    1,840          1.44            47,310,404.34          1.31
Kansas..................    1,551          1.21            44,435,529.76          1.23
Kentucky................    3,641          2.84            88,236,543.55          2.45
Louisiana...............    2,893          2.26            67,899,674.58          1.88
Maine...................      743          0.58            21,161,545.77          0.59
Maryland................      711          0.55            18,959,867.36          0.53
Massachusetts...........       55          0.04             1,460,718.26          0.04
Michigan................    6,365          4.97           204,318,338.60          5.66
Minnesota...............    2,420          1.89            60,470,098.10          1.68
Mississippi.............    2,932          2.29            69,911,746.83          1.94
Missouri................    3,628          2.83            84,073,959.31          2.33
Montana.................    1,010          0.79            31,779,894.20          0.88
Nebraska................      625          0.49            16,407,131.20          0.45
Nevada..................    1,301          1.02            50,652,059.09          1.40
New Hampshire...........      434          0.34            10,926,643.37          0.30
New Jersey..............       58          0.05             1,828,003.38          0.05
New Mexico..............    3,102          2.42            94,387,997.88          2.62
New York................    1,901          1.48            46,326,555.72          1.28
North Carolina..........   11,209          8.75           336,482,194.94          9.32
North Dakota............      441          0.34            10,656,504.12          0.30
Ohio....................    3,094          2.41            79,698,921.83          2.21
Oklahoma................    2,714          2.12            71,127,947.81          1.97
Oregon..................    1,692          1.32            70,401,137.24          1.95
Pennsylvania............    1,862          1.45            46,673,187.20          1.29
Rhode Island............        8          0.01               149,375.00          0.00
South Carolina..........    6,720          5.24           200,066,760.91          5.55
South Dakota............      785          0.61            22,185,814.15          0.61
Tennessee...............    4,754          3.71           117,941,625.83          3.27
Texas...................   11,837          9.24           340,789,795.22          9.44
Utah....................      801          0.62            26,163,218.98          0.73
Vermont.................      228          0.18             6,577,984.59          0.18
Virginia................    1,890          1.47            44,437,585.75          1.23
Washington..............    2,198          1.71            85,376,969.53          2.37
West Virginia...........    2,176          1.70            50,000,278.39          1.39
Wisconsin...............    1,891          1.47            46,893,418.49          1.30
Wyoming.................      699          0.55            21,782,769.20          0.60
Non-U.S. based service
 personnel..............       36          0.03             1,066,660.74          0.03
                          -------        ------        -----------------        ------
 Total..................  128,164        100.00%       $3,608,636,007.23        100.00%
                          =======        ======        =================        ======

* Indicates an amount greater than zero but less than .005% of the Number of Contracts or Cut-off Date Pool Principal Balance.

                                 CONTRACT TYPE

                                             AGGREGATE     % OF ALL CONTRACTS BY
                                         PRINCIPAL BALANCE OUTSTANDING PRINCIPAL
                                         OUTSTANDING AS OF     BALANCE AS OF
                                           CUT-OFF DATE        CUT-OFF DATE
                                         ----------------- ---------------------
Conventional ........................... $3,608,196,489.72         99.99%
FHA/VA..................................        439,517.51          0.01
                                         -----------------        ------
 Total.................................. $3,608,636,007.23        100.00%
                                         =================        ======

                        YEAR OF ORIGINATION OF CONTRACTS

                                     % OF ALL
                         NUMBER OF CONTRACTS BY
                         CONTRACTS  NUMBER OF       AGGREGATE     % OF ALL CONTRACTS BY
                           AS OF    CONTRACTS   PRINCIPAL BALANCE OUTSTANDING PRINCIPAL
                          CUT-OFF   AS OF CUT-  OUTSTANDING AS OF     BALANCE AS OF
YEAR OF ORIGINATION        DATE      OFF DATE     CUT-OFF DATE        CUT-OFF DATE
-------------------      --------- ------------ ----------------- ---------------------
1980....................        1          0*%  $       13,134.20          0.00%*
1981....................        0          0                 0.00          0.00
1982....................        6          0*           34,682.99          0.00*
1983....................       11        .01           124,064.67          0.00*
1984....................       38        .03           452,956.17          0.02
1985....................       71        .06         1,011,227.74          0.03
1986....................       26        .02           388,902.53          0.01
1987....................       43        .03           656,853.64          0.02
1988....................       62        .05         1,119,215.57          0.03
1989....................      145        .11         2,764,620.43          0.08
1990....................      154        .12         2,985,439.40          0.08
1991....................      122        .10         2,275,465.21          0.06
1992....................       23        .02           429,983.65          0.01
1993....................       43        .03         1,807,948.88          0.05
1994....................   67,219      52.45     1,863,597,450.92         51.64
1995....................   60,200      46.97     1,730,974,061.23         47.97
                          -------     ------    -----------------        ------
   Total................  128,164     100.00%   $3,608,636,007.23        100.00%
                          =======     ======    =================        ======

* Indicates an amount greater than zero but less than .005% of the Number of Contracts or Cut-off Date Pool Principal Balance.

                   DISTRIBUTION OF ORIGINAL CONTRACT AMOUNTS

                                                                 % OF ALL CONTRACTS BY
                                             AGGREGATE PRINCIPAL OUTSTANDING PRINCIPAL
ORIGINAL CONTRACT        NUMBER OF CONTRACTS BALANCE OUTSTANDING     BALANCE AS OF
AMOUNT (IN DOLLARS)(1)   AS OF CUT-OFF DATE  AS OF CUT-OFF DATE      CUT-OFF DATE
----------------------   ------------------- ------------------- ---------------------
Less than  10,000.00....         8,322        $   62,179,776.47           1.72%
 10,000- 19,999.99......        32,981           494,761,281.68          13.71
 20,000- 29,999.99......        38,916           956,225,155.06          26.50
 30,000- 39,999.99......        22,952           786,272,875.89          21.79
 40,000- 49,999.99......        13,337           590,139,470.23          16.35
 50,000- 59,999.99......         6,544           354,199,987.88           9.82
 60,000- 69,999.99......         2,842           181,761,211.14           5.04
 70,000- 79,999.99......         1,342            99,316,927.23           2.75
 80,000- 89,999.99......           544            45,691,172.16           1.27
 90,000- 99,999.99......           278            26,289,500.81           0.73
100,000-109,999.99......            61             6,325,443.15           0.18
110,000-119,999.99......            24             2,715,671.24           0.07
120,000-129,999.99......            11             1,371,214.45           0.04
130,000-139,999.99......             6               813,783.51           0.02
140,000-149,999.99......             4               572,536.33           0.01
                               -------        -----------------         ------
    Total...............       128,164        $3,608,636,007.23         100.00%
                               =======        =================         ======

--------

(1) The largest original Contract amount is $144,818.07.

                    DISTRIBUTION OF CURRENT CONTRACT AMOUNTS

                                                                 % OF ALL CONTRACTS BY
                                             AGGREGATE PRINCIPAL OUTSTANDING PRINCIPAL
 CURRENT CONTRACT        NUMBER OF CONTRACTS BALANCE OUTSTANDING     BALANCE AS OF
AMOUNT (IN DOLLARS)      AS OF CUT-OFF DATE  AS OF CUT-OFF DATE      CUT-OFF DATE
-------------------      ------------------- ------------------- ---------------------
Less than 5,000.00......           604        $    2,544,497.33           0.07%
  5,000-  9,999.99......         8,948            71,075,429.55           1.97
 10,000- 14,999.99......        14,721           186,044,755.42           5.16
 15,000- 19,999.99......        18,128           318,300,758.41           8.82
 20,000- 24,999.99......        20,447           461,027,396.02          12.78
 25,000- 29,999.99......        18,152           496,933,793.02          13.77
 30,000- 34,999.99......        12,883           417,003,218.25          11.56
 35,000- 39,999.99......         9,743           364,371,125.35          10.10
 40,000- 44,999.99......         7,552           320,174,625.90           8.87
 45,000- 49,999.99......         5,616           266,198,384.65           7.38
 50,000- 54,999.99......         3,701           193,779,334.86           5.37
 55,000- 59,999.99......         2,693           154,338,218.08           4.28
 60,000- 64,999.99......         1,657           103,249,863.21           2.86
 65,000- 69,999.99......         1,103            74,220,504.97           2.06
 70,000- 74,999.99......           790            57,139,057.22           1.58
 75,000- 79,999.99......           524            40,517,594.76           1.12
 80,000- 84,999.99......           318            26,171,220.49           0.73
 85,000- 89,999.99......           211            18,441,693.83           0.51
 90,000- 94,999.99......           148            13,685,027.15           0.38
 95,000- 99,999.99......           124            12,119,536.56           0.33
100,000-104,999.99......            36             3,677,888.74           0.10
105,000-109,999.99......            23             2,476,411.47           0.07
110,000-119,999.99......            22             2,507,968.07           0.07
120,000-129,999.99......            10             1,251,384.08           0.03
130,000-139,999.99......             6               813,783.51           0.02
140,000-149,999.99......             4               572,536.33           0.01
                               -------        -----------------         ------
    Total...............       128,164        $3,608,636,007.23         100.00%
                               =======        =================         ======

                 DISTRIBUTION OF ORIGINAL LOAN-TO-VALUE RATIOS

                                                                 % OF ALL CONTRACTS BY
                                             AGGREGATE PRINCIPAL OUTSTANDING PRINCIPAL
                         NUMBER OF CONTRACTS BALANCE OUTSTANDING     BALANCE AS OF
LOAN-TO-VALUE RATIO(1)   AS OF CUT-OFF DATE  AS OF CUT-OFF DATE      CUT-OFF DATE
----------------------   ------------------- ------------------- ---------------------
Less than 61.00%........         4,791        $   99,794,553.01           2.77%
  61.00%-65.00%.........         1,784            45,524,274.95           1.26
  66.00%-70.00%.........         2,522            68,723,453.88           1.90
  71.00%-75.00%.........         4,312           116,689,817.86           3.23
  76.00%-80.00%.........        10,354           264,099,337.03           7.32
  81.00%-85.00%.........        16,069           434,264,384.20          12.03
  86.00%-90.00%.........        47,510         1,306,315,017.17          36.20
  91.00%-95.00%.........        39,198         1,229,636,016.82          34.08
  Over 95.00%...........         1,624            43,589,152.31           1.21
                               -------        -----------------         ------
    Total...............       128,164        $3,608,636,007.23         100.00%
                               =======        =================         ======

--------
(1) Rounded to the nearest 1%. The method of calculating loan-to-value ratios is described under "Green Tree Financial Corporation--Contract Origination."

                          REMAINING MONTHS TO MATURITY

                                                                 % OF ALL CONTRACTS BY
                                             AGGREGATE PRINCIPAL OUTSTANDING PRINCIPAL
MONTHS REMAINING         NUMBER OF CONTRACTS BALANCE OUTSTANDING     BALANCE AS OF
AS OF CUT-OFF DATE       AS OF CUT-OFF DATE  AS OF CUT-OFF DATE      CUT-OFF DATE
------------------       ------------------- ------------------- ---------------------
  0- 15.................            13        $       39,331.59           0.00*%
 16- 30.................           134               725,084.40           0.02
 31- 45.................           399             2,495,665.25           0.07
 46- 60.................         2,563            20,034,719.36           0.56
 61- 75.................         2,375            27,859,020.68           0.77
 76- 90.................         6,090            78,476,097.15           2.17
 91-105.................         1,080            12,206,255.08           0.34
106-120.................         9,894           143,169,557.77           3.97
121-135.................         1,183            19,834,396.02           0.55
136-150.................         4,134            68,551,352.59           1.90
151-165.................            50             1,267,344.05           0.04
166-180.................        31,357           682,193,498.18          18.90
181-195.................            66             1,835,641.38           0.05
196-210.................            96             2,823,157.96           0.08
211-225.................            75             2,208,126.52           0.06
226-240.................        47,063         1,531,336,208.28          42.44
241-255.................             1                38,847.59           0.00*
256-270.................             2                76,133.83           0.00*
271-285.................            26             1,434,111.05           0.04
286-300.................        12,782           596,299,374.31          16.52
301-315.................             1                34,000.00           0.00*
316-330.................             0                     0.00           0.00
331-345.................             0                     0.00           0.00
346-360.................         8,780           415,698,084.19          11.52
                               -------        -----------------         ------
    Total...............       128,164        $3,608,636,007.23         100.00%
                               =======        =================         ======

--------

* Indicates an amount greater than zero but less than .005% of the Cut-off Date Pool Principal Balance.

                                   SEASONING

                                                          % OF ALL CONTRACTS BY
                                      AGGREGATE PRINCIPAL OUTSTANDING PRINCIPAL
 MONTHS SINCE     NUMBER OF CONTRACTS BALANCE OUTSTANDING     BALANCE AS OF
 ORIGINATION      AS OF CUT-OFF DATE  AS OF CUT-OFF DATE      CUT-OFF DATE
 ------------     ------------------- ------------------- ---------------------
   0- 12.........       128,004        $3,602,071,921.13          99.82%
  13- 24.........           151             6,471,001.56           0.18
  25- 36.........             1                12,838.65           0.00*
  37- 48.........             3                47,843.50           0.00*
  49- 60.........             1                 5,750.61           0.00*
  61- 72.........             0                     0.00           0.00
  73- 84.........             0                     0.00           0.00
  85- 96.........             0                     0.00           0.00
  97-108.........             2                16,212.40           0.00*
 109-120.........             0                     0.00           0.00
 121-132.........             1                 2,024.69           0.00*
 133-144.........             1                 8,414.69           0.00*
                        -------        -----------------         ------
     Total.......       128,164        $3,608,636,007.23         100.00%
                        =======        =================         ======

--------

* Indicates an amount greater than zero but less than .005% of the Cut-off Date Pool Principal Balance.

                                 ORIGINAL TERM

                                                                       % OF CONTRACTS BY
                                                 AGGREGATE PRINCIPAL OUTSTANDING PRINCIPAL
                             NUMBER OF CONTRACTS BALANCE OUTSTANDING     BALANCE AS OF
ORIGINAL TERM (MONTHS)       AS OF CUT-OFF DATE  AS OF CUT-OFF DATE      CUT-OFF DATE
----------------------       ------------------- ------------------- ---------------------
 12- 24....................             43        $      174,036.74           0.00*%
 25- 36....................            208             1,224,304.38           0.03
 37- 48....................            470             3,012,938.80           0.08
 49- 60....................          2,330            18,308,952.34           0.51
 61- 72....................            801             7,149,259.16           0.20
 73- 84....................          6,975            91,857,503.98           2.55
 85- 96....................          1,529            16,158,265.11           0.45
 97-108....................            372             4,718,075.09           0.13
109-120....................          9,770           141,519,479.92           3.92
121-132....................            113             2,107,018.36           0.06
133-144....................          5,209            86,313,179.87           2.39
145-156....................             48               933,909.07           0.03
157-168....................             39               945,223.44           0.03
169-180....................         31,343           681,842,166.19          18.90
181-192....................             50             1,391,744.64           0.04
193-204....................             52             1,450,713.58           0.04
205-216....................            141             3,994,573.80           0.11
217-228....................              3                55,354.26           0.00
229-240....................         47,076         1,531,898,757.53          42.45
241-252....................              0                     0.00           0.00
253-264....................              2                82,466.04           0.00*
265-288....................              3                67,671.23           0.00*
289-300....................         12,806           597,698,329.51          16.56
301-313....................              1                34,000.00           0.00*
314-326....................              0                     0.00           0.00
327-339....................              0                     0.00           0.00
340-352....................              1                43,756.80           0.00*
353-360....................          8,779           415,654,327.39          11.52
                                   -------        -----------------         ------
    Total..................        128,164        $3,608,636,007.23         100.00%
                                   =======        =================         ======
--------
* Indicates an amount greater than zero but less than .005% of the Cut-off Date
   Pool Principal Balance.

                     ADDITIONAL COLLATERAL CHARACTERISTICS
                                                                       % OF CONTRACTS BY
                                                 AGGREGATE PRINCIPAL OUTSTANDING PRINCIPAL
                             NUMBER OF CONTRACTS BALANCE OUTSTANDING     BALANCE AS OF
WIDTH OF MANUFACTURED HOMES  AS OF CUT-OFF DATE  AS OF CUT-OFF DATE      CUT-OFF DATE
---------------------------  ------------------- ------------------- ---------------------
Single Wide................         75,144        $1,506,150,452.88          41.74%
Multi Wide.................         53,020         2,102,485,554.35          58.26
                                   -------        -----------------         ------
    Total..................        128,164        $3,608,636,007.23         100.00%
                                   =======        =================         ======
                                                                       % OF CONTRACTS BY
                                                 AGGREGATE PRINCIPAL OUTSTANDING PRINCIPAL
                             NUMBER OF CONTRACTS BALANCE OUTSTANDING     BALANCE AS OF
LOCATION OF PROPERTY         AS OF CUT-OFF DATE  AS OF CUT-OFF DATE      CUT-OFF DATE
--------------------         ------------------- ------------------- ---------------------
Park.......................         50,228        $1,149,812,284.13          31.86%
Private....................         77,936         2,458,823,723.10          68.14
                                   -------        -----------------         ------
    Total..................        128,164        $3,608,636,007.23         100.00%
                                   =======        =================         ======
                                                                       % OF CONTRACTS BY
                                                 AGGREGATE PRINCIPAL OUTSTANDING PRINCIPAL
                             NUMBER OF CONTRACTS BALANCE OUTSTANDING     BALANCE AS OF
NEW/USED UNITS               AS OF CUT-OFF DATE  AS OF CUT-OFF DATE      CUT-OFF DATE
--------------               ------------------- ------------------- ---------------------
New........................         90,721        $2,979,979,019.89          82.58%
Used.......................         37,443           628,656,987.34          17.42
                                   -------        -----------------         ------
    Total..................        128,164        $3,608,636,007.23         100.00%
                                   =======        =================         ======

                                 CONTRACT RATE

                                                                  % OF CONTRACT POOL
        RANGE OF                             AGGREGATE PRINCIPAL OUTSTANDING PRINCIPAL
      CONTRACTS BY       NUMBER OF CONTRACTS BALANCE OUTSTANDING     BALANCE AS OF
     CONTRACT RATE       AS OF CUT-OFF DATE  AS OF CUT-OFF DATE      CUT-OFF DATE
     -------------       ------------------- ------------------- ---------------------
Less than 8.00%.........           159        $    9,610,596.92           0.27%
8.00%-8.24%.............           131             6,619,970.19           0.18
8.25%-8.49%.............           169             9,781,931.78           0.27
8.50%-8.74%.............           250            12,141,131.48           0.34
8.75%-8.99%.............           434            20,701,698.91           0.57
9.00%-9.24%.............           793            38,201,685.29           1.06
9.25%-9.49%.............         1,081            53,552,524.15           1.48
9.50%-9.74%.............           995            46,955,566.37           1.30
9.75%-9.99%.............         1,420            69,238,068.08           1.92
10.00%-10.24%...........         3,216           125,874,816.73           3.49
10.25%-10.49%...........         3,957           172,997,445.72           4.79
10.50%-10.74%...........         3,049           120,850,344.60           3.35
10.75%-10.99%...........         4,762           174,293,884.52           4.83
11.00%-11.24%...........         8,392           297,341,090.26           8.24
11.25%-11.49%...........        13,483           476,994,969.41          13.22
11.50%-11.74%...........        13,041           380,777,843.89          10.55
11.75%-11.99%...........        19,113           494,700,736.99          13.71
12.00%-12.24%...........        13,356           336,623,752.60           9.33
12.25%-12.49%...........        10,785           253,056,985.31           7.01
12.50%-12.74%...........         8,330           167,741,852.31           4.65
12.75%-12.99%...........         8,438           162,401,037.16           4.50
13.00%-13.24%...........         3,922            58,825,373.10           1.63
13.25%-13.49%...........         3,569            53,573,311.04           1.49
13.50%-13.74%...........         1,532            22,736,979.61           0.63
13.75%-13.99%...........         1,484            20,925,091.42           0.58
14.00%-14.24%...........           403             5,651,578.18           0.16
14.25%-14.49%...........            98             1,280,498.45           0.04
14.50%-14.74%...........            13               172,280.67           0.00*
14.75%-14.99%...........            48               454,996.19           0.01
15.00%-15.24%...........            86               838,522.52           0.02
15.25%-15.49%...........            62               519,664.40           0.02
15.50%-15.74%...........           204             1,732,656.89           0.05
15.75%-15.99%...........           233             2,092,844.62           0.06
16.00%-16.24%...........           378             2,915,889.70           0.08
16.25%-16.49%...........           202             1,678,175.17           0.05
16.50%-16.74%...........           143             1,127,429.92           0.03
16.75%-16.99%...........           387             3,306,513.16           0.09
17.00%-17.24%...........            20               131,265.53           0.00*
17.25%-17.49%...........            11                88,176.63           0.00*
Greater than 17.49%                 15               126,827.36           0.00*
                               -------        -----------------         ------
    Total...............       128,164        $3,608,636,007.23         100.00%
                               =======        =================         ======

* Indicates an amount greater than zero but less than .005% of the Cut-off Date Pool Principal Balance.

                           II. THE SECURITIZED POOLS

                     TOTAL SECURITIZED POOL INFORMATION(1)

                                                          ORIGINAL                 WEIGHTED AVERAGE WEIGHTED AVERAGE
                         POOL PRINCIPAL TOTAL CERTIFICATE   WAM      WAM     WAC    INVESTOR RATE   INTEREST MARGIN
      TRANSACTION           BALANCE          BALANCE      (MONTHS) (MONTHS)  (%)         (%)             (%)(2)
------------------------ -------------- ----------------- -------- -------- -----  ---------------- ----------------
GTFC 1994-5............. $  361,942,810  $  361,942,810     225      215    11.14%       7.61%            3.53%
GTFC 1994-6.............    441,276,510     441,276,510     218      209    11.45        7.98             3.47
GTFC 1994-7.............    338,813,186     338,813,186     224      216    11.42        8.31             3.11
GTFC 1994-8.............    503,850,685     503,850,685     226      220    11.53        8.56             2.97
GTFC 1995-1.............    368,042,889     368,042,889     240      236    11.86        8.29             3.57
GTFC 1995-2.............    323,874,791     323,874,791     246      244    12.04        7.83             4.21
GTFC 1995-3.............    499,817,558     499,817,558     250      249    11.61        7.10             4.51
GTFC 1995-4.............    319,783,607     319,783,606     255      255    11.13        6.70             4.43
GTFC 1995-5.............    451,233,973     451,233,972     268      267    10.65        6.71             3.94
                         --------------  --------------
  Total................. $3,608,636,009  $3,608,636,007
                         ==============  ==============
  Weighted Average......                                    239      235    11.42%       7.68%            3.74%
                                                            ===      ===    =====        ====             ====

----
(1) As of the Cut-off Date.
(2) Before servicing fees, losses and expenses.

                       PREPAYMENT PROJECTIONS COMPARISON

                                 LOAN-BY-LOAN                   SINGLE LINE COLLATERAL POOL
                         PREPAY PROJECTIONS (CPR%)(1)          PREPAY PROJECTIONS (CPR%)(2)
                         -----------------------------------   -----------------------------------
 TRANSACTION             1 MO.    6 MO.    12 MO.    60 MO.    1 MO.    6 MO.    12 MO.    60 MO.
 -----------             ------   ------   -------   -------   ------   ------   -------   -------
GTFC 1994-5.............     4.8%     5.7%     6.3%       7.9%     5.4%     6.3%     6.9%       8.7%
GTFC 1994-6.............     4.8      6.1      6.7        9.3      5.4      6.7      7.3       10.1
GTFC 1994-7.............     4.8      5.9      6.6        9.5      5.3      6.5      7.2       10.3
GTFC 1994-8.............     4.3      5.7      6.3        9.8      4.9      6.2      6.9       10.6
GTFC 1995-1.............     4.5      5.6      6.3       10.5      5.1      6.2      6.9       11.3
GTFC 1995-2.............     4.6      5.5      6.2       11.1      5.2      6.1      6.9       12.0
GTFC 1995-3.............     3.9      4.7      5.3        9.4      4.6      5.3      6.0       10.3
GTFC 1995-4.............     2.7      3.7      4.3        7.6      2.9      4.3      4.9        8.4
GTFC 1995-5.............     2.9      3.5      4.1        7.2      2.9      4.0      4.7        8.0
                          SINGLE LINE COLLATERAL POOL
                         PREPAY PROJECTIONS (MHP%)(3)
                         -------------------------------------
 TRANSACTION             1 MO.    6 MO.    12 MO.    60 MO.
 -----------             -------- -------- --------- ---------
GTFC 1994-5.............   114.0%   127.9%   131.2%    149.2%
GTFC 1994-6.............   117.3    137.3    142.6     174.1
GTFC 1994-7.............   117.5    136.4    141.6     177.0
GTFC 1994-8.............   113.6    137.1    142.3     184.2
GTFC 1995-1.............   123.3    142.5    148.0     198.9
GTFC 1995-2.............   132.8    148.1    155.1     214.0
GTFC 1995-3.............   120.1    131.4    137.1     184.2
GTFC 1995-4.............    78.1    108.4    114.4     151.6
GTFC 1995-5.............    77.1     97.7    107.1     143.3

----
(1) The CPRs have been calculated and stated on a loan-by-loan basis, for each pool, taking into account the actual WAC and amortization schedule for each loan in the pool.
(2) The CPRs have been calculated assuming that each transaction pool consists of a single loan with characteristics equal to the weighted average WAM and WAC of the pool. The CPRs are calculated using the WAC and amortization schedule of such single loan, not the actual WAC and amortization schedule for each loan in the pool.
(3) Prepayments on the Contracts may be measured by a prepayment standard or model. The Manufactured Housing Prepayment Model ("MHP") is based on an assumed rate of prepayments each month of the then unpaid principal balance of a pool of new Contracts. A prepayment assumption of 100% MHP assumes constant prepayment rates of 3.7% per annum of the then unpaid principal balance of such Contracts in the first month of the life of the Contracts and an additional 0.1% per annum in each month thereafter until the 24th month. Beginning in the 24th month and in each month thereafter during the life of the Contracts, 100% MHP assumes a constant prepayment rate of 6.0% per annum each month.

                                  GTFC 1995-5

Issue Date: July 19, 1995.

                            Bond Value Segmentation

                                                     Residual                             Total Bond
                                                       Asset                                 Value
                      ---                           -----------                           -----------
                                                    $58,849,629                           $58,849,629

                                         Pass-
Description of              Current     Through
Securities:                 Balance      Rate
--------------           -------------- -------
  Class A-1; Senior      $55,000,000.00  5.95%
  Class A-2; Senior      $73,000,000.00  6.05%
  Class A-3; Senior      $50,000,000.00  6.25%
  Class A-4; Senior      $58,000,000.00  6.60%
  Class A-5; Senior      $55,000,000.00  6.90%
  Class A-6; Senior      $83,520,000.00  7.25%
  Class M-1; Subordinate $40,610,000.00  7.65%
  Class B-1; Subordinate $18,050,000.00  7.30%
  Class B-2; Subordinate $18,053,972.00  7.65%

Principal Amortization:

                  Prior to the Class B Cross-over Date (as defined below), holders of the Class A Certificates will receive 100% of the Formula Principal Distribution Amount; thereafter, subject to certain conditions, holders of the Class A Certificates will receive the Class A Percentage of the Formula Principal Distribution Amount. Holders of the Class A Certificates will receive payments of principal sequentially, first to the Class A-1 Certificateholders until the Class A-1 Principal Balance is reduced to zero, then to the Class A-2 Certificateholders until the Class A-2 Principal Balance is reduced to zero, and so on until the Class A-6 Principal Balance is reduced to zero.

                  Payments of principal on the Class M-1 Certificates will not commence until the Class A Principal Balance has been reduced to zero. On each Remittance Date on or after the date on which the Class A Principal Balance has been reduced to zero, holders of the Class M-1 Certificates will be entitled to receive the Class A Percentage of the Formula Principal Distribution Amount.

                  The Class B Cross-over Date is the later of (A) August 1999 or (B) the first Remittance Date on which the Class B Principal Balance represents 12% or more of the Pool Scheduled Principal Balance. On each Remittance Date on or after the Class B Cross-over Date and prior to the Remittance Date on which the Class A Principal Balance and the Class M-1 Principal Balance are reduced to zero, holders of the Class B-1 and Class B-2 Certificates will be entitled to distributions of principal only if all the Class B Principal Distribution Tests are satisfied. The Class B-2 Certificateholders are not entitled to any distributions of principal until the Class B-1 Principal Balance has been reduced to zero.

Credit Enhancement:

                  The Class A Certificates are supported by the subordination of the Class M-1 and Class B Certificates, the Class M-1 Certificates are supported by the subordination of the Class B Certificates, and the Class B-1 Certificates are supported by the subordination of the Class B-2 Certificates. The Class B-2 Certificateholders are entitled to a Green Tree Guarantee. To the extent that funds in the Certificate Account are insufficient to distribute the Class B-2 Formula Distribution Amount, Green Tree is obligated to pay the Guarantee Payment.

Nature of Net Excess Cashflow:

                  1. Class C Certificate (Residual).

                            [GTFC 1995-5 CASHFLOWS]

                                  GTFC 1995-4

Issue Date: June 22, 1995.

                            Bond Value Segmentation

                                                      Residual                      Total Bond
                   Guarantee Fee                       Asset                           Value
                   -------------                     ----------                     -----------
                    $46,161,505                      $2,894,610                     $49,056,115

                                            Pass-
                               Current     Through
Description of Securities:     Balance      Rate
--------------------------  -------------- -------
  Class A-1; Senior         $47,000,000.00  6.05%
  Class A-2; Senior         $63,000,000.00  6.10%
  Class A-3; Senior         $31,000,000.00  6.30%
  Class A-4; Senior         $48,000,000.00  6.75%
  Class A-5; Senior         $40,000,000.00  6.95%
  Class A-6; Senior         $36,400,000.00  7.30%
  Class M-1; Subordinate    $28,780,000.00  7.60%
  Class B-1; Subordinate    $12,800,000.00  7.30%
  Class B-2; Subordinate    $12,803,606.00  7.70%

Principal Amortization:

                 Prior to the Class B Cross-over Date (as defined below), holders of the Class A Certificates will receive 100% of the Formula Principal Distribution Amount; thereafter, subject to certain conditions, holders of the Class A Certificates will receive the Class A Percentage of the Formula Principal Distribution Amount. Holders of the Class A Certificates will receive payments of principal sequentially, first to the Class A-1 Certificateholders until the Class A-1 Principal Balance is reduced to zero, then to the Class A-2 Certificateholders until the Class A-2 Principal Balance is reduced to zero, and so on until the Class A-6 Principal Balance is reduced to zero.

                 Payments of principal on the Class M-1 Certificates will not commence until the Class A Principal Balance has been reduced to zero. On each Remittance Date on or after the date on which the Class A Principal Balance has been reduced to zero, holders of the Class M-1 Certificates will be entitled to receive the Class A Percentage of the Formula Principal Distribution Amount.

                 The Class B Cross-over Date is the later of (A) July 1999 or
                 (B) the first Remittance Date on which the Class B Principal Balance represents 12% or more of the Pool Scheduled Principal Balance. On each Remittance Date on or after the Class B Cross-over Date and prior to the Remittance Date on which the Class A Principal Balance and the Class M-1 Principal Balance are reduced to zero, holders of the Class B-1 and Class B-2 Certificates will be entitled to distributions of principal only if all the Class B Principal Distribution Tests are satisfied. The Class B-2 Certificateholders are not entitled to any distributions of principal until the Class B-1 Principal Balance has been reduced to zero.

Credit Enhancement:

                 The Class A Certificates are supported by the subordination of the Class M-1 and Class B Certificates, the Class M-1 Certificates are supported by the subordination of the Class B Certificates, and the Class B-1 Certificates are supported by the subordination of the Class B-2 Certificates. The Class B-2 Certificateholders are entitled to a Green Tree Guarantee. To the extent that funds in the Certificate Account are insufficient to distribute the Class B-2 Formula Distribution Amount, Green Tree is obligated to pay the Guarantee Payment.

Nature of Net Excess Cashflow:

                 1. A Guarantee Fee equal to the lesser of Monthly Excess
                   Cashflow and 300 basis points.

                 2. Class C Certificate (Residual).

                            [GTFC 1995-4 CASHFLOWS]

                                  GTFC 1995-3

Issue Date: May 17, 1995.

                            Bond Value Segmentation

                                                      Residual                      Total Bond
                   Guarantee Fee                       Asset                           Value
                   -------------                     ----------                     -----------
                    $68,578,721                      $4,928,042                     $73,506,763

                                            Pass-
                               Current     Through
Description of Securities:     Balance      Rate
--------------------------  -------------- -------
  Class A-1; Senior         $60,631,157.76  6.25%
  Class A-2; Senior         $87,000,000.00  6.45%
  Class A-3; Senior         $52,000,000.00  6.65%
  Class A-4; Senior         $65,000,000.00  7.05%
  Class A-5; Senior         $71,000,000.00  7.30%
  Class A-6; Senior         $73,750,000.00  7.65%
  Class M-1; Subordinate    $45,200,000.00  7.95%
  Class B-1; Subordinate    $22,600,000.00  7.85%
  Class B-2; Subordinate    $22,636,400.00  8.10%

Principal Amortization:

                  Prior to the Class B Cross-over Date (as defined below), holders of the Class A Certificates will receive 100% of the Formula Principal Distribution Amount; thereafter, subject to certain conditions, holders of the Class A Certificates will receive the Class A Percentage of the Formula Principal Distribution Amount. Holders of the Class A Certificates will receive payments of principal sequentially, first to the Class A-1 Certificateholders until the Class A-1 Principal Balance is reduced to zero, then to the Class A-2 Certificateholders until the Class A-2 Principal Balance is reduced to zero, and so on until the Class A-6 Principal Balance is reduced to zero.

                  Payments of principal on the Class M-1 Certificates will not commence until the Class A Principal Balance has been reduced to zero. On each Remittance Date on or after the date on which the Class A Principal Balance has been reduced to zero, holders of the Class M-1 Certificates will be entitled to receive the Class A Percentage of the Formula Principal Distribution Amount.

                  The Class B Cross-over Date is the later of (A) June 1999 or
                  (B) the first Remittance Date on which the Class B Principal Balance represents 13.5% or more of the Pool Scheduled Principal Balance. On each Remittance Date on or after the Class B Cross-over Date and prior to the Remittance Date on which the Class A Principal Balance and the Class M-1 Principal Balance are reduced to zero, holders of the Class B-1 and Class B-2 Certificates will be entitled to distributions of principal only if all the Class B Principal Distribution Tests are satisfied. The Class B-2 Certificateholders are not entitled to any distributions of principal until the Class B-1 Principal Balance has been reduced to zero.

Credit Enhancement:

                  The Class A Certificates are supported by the subordination of the Class M-1 and Class B Certificates, the Class M-1 Certificates are supported by the subordination of the Class B Certificates, and the Class B-1 Certificates are supported by the subordination of the Class B-2 Certificates. The Class B-2 Certificateholders are entitled to a Green Tree Guarantee. To the extent that funds in the Certificate Account are insufficient to distribute the Class B-2 Formula Distribution Amount, Green Tree is obligated to pay the Guarantee Payment.

Nature of Net Excess Cashflow:

                  1. A Guarantee Fee equal to the lesser of Monthly Excess Cashflow and 300 basis points.

                  2. Class C Certificate (Residual).

                            [GTFC 1995-3 CASHFLOWS]

                                  GTFC 1995-2

Issue Date: March 30, 1995.

                            Bond Value Segmentation

                                                     Residual                             Total Bond
                                                       Asset                                 Value
                      ---                           -----------                           -----------
                                                    $40,608,888                           $40,608,888

                                            Pass-
                               Current     Through
Description of Securities:     Balance      Rate
--------------------------  -------------- -------
  Class A-1; Senior         $34,618,179.37  6.80%
  Class A-2; Senior         $56,000,000.00  7.25%
  Class A-3; Senior         $35,000,000.00  7.45%
  Class A-4; Senior         $42,000,000.00  7.85%
  Class A-5; Senior         $48,000,000.00  8.00%
  Class A-6; Senior         $49,200,000.00  8.30%
  Class M-1; Subordinate    $29,500,000.00  8.65%
  Class B-1; Subordinate    $13,100,000.00  8.60%
  Class B-2; Subordinate    $16,456,612.00  8.80%

Principal Amortization:

                  Prior to the Class B Cross-over Date (as defined below), holders of the Class A Certificates will receive 100% of the Formula Principal Distribution Amount; thereafter, subject to certain conditions, holders of the Class A Certificates will receive the Class A Percentage of the Formula Principal Distribution Amount. Holders of the Class A Certificates will receive payments of principal sequentially, first to the Class A-1 Certificateholders until the Class A-1 Principal Balance is reduced to zero, then to the Class A-2 Certificateholders until the Class A-2 Principal Balance is reduced to zero, and so on until the Class A-6 Principal Balance is reduced to zero.

                  Payments of principal on the Class M-1 Certificates will not commence until the Class A Principal Balance has been reduced to zero. On each Remittance Date on or after the date on which the Class A Principal Balance has been reduced to zero, holders of the Class M-1 Certificates will be entitled to receive the Class A Percentage of the Formula Principal Distribution Amount.

                  The Class B Cross-over Date is the later of (A) May 1999 or
                  (B) the first Remittance Date on which the Class B Principal Balance represents 13.5% or more of the Pool Scheduled Principal Balance. On each Remittance Date on or after the Class B Cross-over Date and prior to the Remittance Date on which the Class A Principal Balance and the Class M-1 Principal Balance are reduced to zero, holders of the Class B-1 and Class B-2 Certificates will be entitled to distributions of principal only if all the Class B Principal Distribution Tests are satisfied. The Class B-2 Certificateholders are not entitled to any distributions of principal until the Class B-1 Principal Balance has been reduced to zero.

Credit Enhancement:

                  The Class A Certificates are supported by the subordination of the Class M-1 and Class B Certificates, the Class M-1 Certificates are supported by the subordination of the Class B Certificates, and the Class B-1 Certificates are supported by the subordination of the Class B-2 Certificates. The Class B-2 Certificateholders are entitled to a Green Tree Guarantee. To the extent that funds in the Certificate Account are insufficient to distribute the Class B-2 Formula Distribution Amount, Green Tree is obligated to pay the Guarantee Payment.

Nature of Net Excess Cashflow:

                  1. Class C Certificate (Residual).

                            [GTFC 1995-2 CASHFLOWS]

                                  GTFC 1995-1

Issue Date: February 16, 1995.

                            Bond Value Segmentation

                                                       Residual                       Total Bond
                   Guarantee Fee                        Asset                            Value
                   -------------                       --------                       -----------
                    $37,583,503                        $50,019                        $37,633,522

                                            Pass-
                               Current     Through
Description of Securities:     Balance      Rate
--------------------------  -------------- -------
  Class A-1; Senior         $36,703,067.06  7.25%
  Class A-2; Senior         $61,200,000.00  7.80%
  Class A-3; Senior         $40,000,000.00  7.95%
  Class A-4; Senior         $48,000,000.00  8.20%
  Class A-5; Senior         $51,000,000.00  8.40%
  Class A-6; Senior         $59,188,000.00  8.70%
  Class M-1; Subordinate    $34,082,000.00  9.05%
  Class B-1; Subordinate    $15,148,000.00  9.00%
  Class B-2; Subordinate    $22,721,822.00  9.20%

Principal Amortization:

                  Prior to the Class B Cross-over Date (as defined below), holders of the Class A Certificates will receive 100% of the Formula Principal Distribution Amount; thereafter, subject to certain conditions, holders of the Class A Certificates will receive the Class A Percentage of the Formula Principal Distribution Amount. Holders of the Class A Certificates will receive payments of principal sequentially, first to the Class A-1 Certificateholders until the Class A-1 Principal Balance is reduced to zero, then to the Class A-2 Certificateholders until the Class A-2 Principal Balance is reduced to zero, and so on until the Class A-6 Principal Balance is reduced to zero.

                  Payments of principal on the Class M-1 Certificates will not commence until the Class A Principal Balance has been reduced to zero. On each Remittance Date on or after the date on which the Class A Principal Balance has been reduced to zero, holders of the Class M-1 Certificates will be entitled to receive the Class A Percentage of the Formula Principal Distribution Amount.

                  The Class B Cross-over Date is the later of (A) March 2000 or
                  (B) the first Remittance Date on which the Class B Principal Balance represents 17.5% or more of the Pool Scheduled Principal Balance. On each Remittance Date on or after the Class B Cross-over Date and prior to the Remittance Date on which the Class A Principal Balance and the Class M-1 Principal Balance are reduced to zero, holders of the Class B-1 and Class B-2 Certificates will be entitled to distributions of principal only if all the Class B Principal Distribution Tests are satisfied. The Class B-2 Certificateholders are not entitled to any distributions of principal until the Class B-1 Principal Balance has been reduced to zero.

Credit Enhancement:

                  The Class A Certificates are supported by the subordination of the Class M-1 and Class B Certificates, the Class M-1 Certificates are supported by the subordination of the Class B Certificates, and the Class B-1 Certificates are supported by the subordination of the Class B-2 Certificates. The Class B-2 Certificateholders are entitled to a Green Tree Guarantee. To the extent that funds in the Certificate Account are insufficient to distribute the Class B-2 Formula Distribution Amount, Green Tree is obligated to pay the Guarantee Payment.

Nature of Net Excess Cashflow:

                  1. A Guarantee Fee equal to the lesser of Monthly Excess
                    Cashflow and 300 basis points.

                  2. Class C Certificate (Residual).

                            [GTFC 1995-1 CASHFLOWS]

                                  GTFC 1994-8

Issue Date: December 22, 1994.

                            Bond Value Segmentation

                                                       Residual                         Total Bond
                 Guarantee Fee                          Asset                              Value
                 -------------                         --------                         -----------
                  $38,815,723                             $0                            $38,815,723

                                            Pass-
                               Current     Through
Description of Securities:     Balance      Rate
--------------------------  -------------- -------
  Class A-1; Senior         $50,662,685.34  7.75%
  Class A-2; Senior         $84,000,000.00  8.15%
  Class A-3; Senior         $73,000,000.00  8.25%
  Class A-4; Senior         $75,000,000.00  8.50%
  Class A-5; Senior         $30,000,000.00  8.60%
  Class A-6; Senior         $83,933,000.00  8.90%
  Class M-1; Subordinate    $47,087,000.00  9.25%
  Class B-1; Subordinate    $28,776,000.00  9.10%
  Class B-2; Subordinate    $31,392,000.00  9.40%

Principal Amortization:

                  Prior to the Class B Cross-over Date (as defined below), holders of the Class A Certificates will receive 100% of the Formula Principal Distribution Amount; thereafter, subject to certain conditions, holders of the Class A Certificates will receive the Class A Percentage (as defined in the Pooling and Servicing Agreement) of the Formula Principal Distribution Amount. Holders of the Class A Certificates will receive payments of principal sequentially, first to the Class A-1 Certificateholders until the Class A-1 Principal Balance is reduced to zero, then to the Class A-2 Certificateholders until the Class A-2 Principal Balance is reduced to zero, and so on until the Class A-6 Principal Balance is reduced to zero.

                  Payments of principal on the Class M-1 Certificates will not commence until the Class A Principal Balance has been reduced to zero. On each Remittance Date on or after the date on which the Class A Principal Balance has been reduced to zero, holders of the Class M-1 Certificates will be entitled to receive the Class A Percentage of the Formula Principal Distribution Amount.

                  The Class B Cross-over Date is the later of (A) January 2000 or (B) the first Remittance Date on which the Class B Principal Balance represents 23% or more of the Pool Scheduled Principal Balance. On each Remittance Date on or after the Class B Cross-over Date and prior to the Remittance Date on which the Class A Principal Balance and the Class M-1 Principal Balance are reduced to zero, holders of the Class B-1 and Class B-2 Certificates will be entitled to distributions of principal only if all the Class B Principal Distribution Tests are satisfied. The Class B-2 Certificateholders are not entitled to any distributions of principal until the Class B-1 Principal Balance has been reduced to zero.

Credit Enhancement:

                  The Class A Certificates are supported by the subordination of the Class M-1 and Class B Certificates, the Class M-1 Certificates are supported by the subordination of the Class B Certificates, and the Class B-1 Certificates are supported by the subordination of the Class B-2 Certificates. The Class B-2 Certificateholders are entitled to a Green Tree Guarantee. To the extent that funds in the Certificate Account are insufficient to distribute the Class B-2 Formula Distribution Amount, Green Tree is obligated to pay the Guarantee Payment.

Nature of Net Excess Cashflow:

                  1. A Guarantee Fee equal to the lesser of Monthly Excess
                    Cashflow and 300 basis points.

                  2. Class C Certificate (Residual).

                            [GTFC 1994-8 CASHFLOWS]

                                  GTFC 1994-7

Issue Date: November 3, 1994.

                            Bond Value Segmentation

                                                        Residual                       Total Bond
                    Guarantee Fee                        Asset                            Value
                    -------------                       --------                       -----------
                     $25,604,422                           $0                          $25,604,422

                                            Pass-
                               Current     Through
Description of Securities:     Balance      Rate
--------------------------  -------------- -------
  Class A-1; Senior         $32,320,827.61  6.70%
  Class A-2; Senior         $57,000,000.00  7.60%
  Class A-3; Senior         $49,000,000.00  8.00%
  Class A-4; Senior         $51,000,000.00  8.35%
  Class A-5; Senior         $20,000,000.00  8.55%
  Class A-6; Senior         $57,025,000.00  8.95%
  Class M-1; Subordinate    $31,815,000.00  9.25%
  Class B-1; Subordinate    $19,442,000.00  9.00%
  Class B-2; Subordinate    $21,210,358.00  9.35%

Principal Amortization:

                  Prior to the Class B Cross-over Date (as defined below), holders of the Class A Certificates will receive 100% of the Formula Principal Distribution Amount; thereafter, subject to certain conditions, holders of the Class A Certificates will receive the Class A Percentage of the Formula Principal Distribution Amount. Holders of the Class A Certificates will receive payments of principal sequentially, first to the Class A-1 Certificateholders until the Class A-1 Principal Balance is reduced to zero, then to the Class A-2 Certificateholders until the Class A-2 Principal Balance is reduced to zero, and so on until the Class A-6 Principal Balance is reduced to zero.

                  Payments of principal on the Class M-1 Certificates will not commence until the Class A Principal Balance has been reduced to zero. On each Remittance Date on or after the date on which the Class A Principal Balance has been reduced to zero, holders of the Class M-1 Certificates will be entitled to receive the Class A Percentage of the Formula Principal Distribution Amount.

                  The Class B Cross-over Date is the later of (A) December 1999 or (B) the first Remittance Date on which the Class B Principal Balance represents 23% or more of the Pool Scheduled Principal Balance. On each Remittance Date on or after the Class B Cross-over Date and prior to the Remittance Date on which the Class A Principal Balance and the Class M-1 Principal Balance are reduced to zero, holders of the Class B-1 and Class B-2 Certificates will be entitled to distributions of principal only if all the Class B Principal Distribution Tests are satisfied. The Class B-2 Certificateholders are not entitled to any distributions of principal until the Class B-1 Principal Balance has been reduced to zero.

Credit Enhancement:

                  The Class A Certificates are supported by the subordination of the Class M-1 and Class B Certificates, the Class M-1 Certificates are supported by the subordination of the Class B Certificates, and the Class B-1 Certificates are supported by the subordination of the Class B-2 Certificates. The Class B-2 Certificateholders are entitled to a Green Tree Guarantee. To the extent that funds in the Certificate Account are insufficient to distribute the Class B-2 Formula Distribution Amount, Green Tree is obligated to pay the Guarantee Payment.

Nature of Net Excess Cashflow:

                  1. A Guarantee Fee equal to the lesser of Monthly Excess
                    Cashflow and 300 basis points.

                  2. Class C Certificate (Residual).

                            [GTFC 1994-7 CASHFLOWS]

                                  GTFC 1994-6

Issue Date: September 29, 1994.

                            Bond Value Segmentation

                                                        Residual                       Total Bond
                    Guarantee Fee                        Asset                            Value
                    -------------                       --------                       -----------
                     $40,119,371                           $0                          $40,119,371

                                            Pass-
                               Current     Through
Description of Securities:     Balance      Rate
--------------------------  -------------- -------
  Class A-1; Senior         $42,391,443.50  6.35%
  Class A-2; Senior         $75,000,000.00  7.25%
  Class A-3; Senior         $65,000,000.00  7.70%
  Class A-4; Senior         $67,825,000.00  8.05%
  Class A-5; Senior         $24,000,000.00  8.25%
  Class A-6; Senior         $69,575,000.00  8.60%
  Class M-1; Subordinate    $41,800,000.00  8.90%
  Class B-1; Subordinate    $25,500,000.00  8.65%
  Class B-2; Subordinate    $30,185,066.00  9.00%

Principal Amortization:

                  Prior to the Class B Cross-over Date (as defined below), holders of the Class A Certificates will receive 100% of the Formula Principal Distribution Amount; thereafter, subject to certain conditions, holders of the Class A Certificates will receive the Class A Percentage of the Formula Principal Distribution Amount. Holders of the Class A Certificates will receive payments of principal sequentially, first to the Class A-1 Certificateholders until the Class A-1 Principal Balance is reduced to zero, then to the Class A-2 Certificateholders until the Class A-2 Principal Balance is reduced to zero, and so on until the Class A-6 Principal Balance is reduced to zero.

                  Payments of principal on the Class M-1 Certificates will not commence until the Class A Principal Balance has been reduced to zero. On each Remittance Date on or after the date on which the Class A Principal Balance has been reduced to zero, holders of the Class M-1 Certificates will be entitled to receive the Class A Percentage of the Formula Principal Distribution Amount.

                  The Class B Cross-over Date is the later of (A) October 1999 or (B) the first Remittance Date on which the Class B Principal Balance represents 24% or more of the Pool Scheduled Principal Balance. On each Remittance Date on or after the Class B Cross-over Date and prior to the Remittance Date on which the Class A Principal Balance and the Class M-1 Principal Balance are reduced to zero, holders of the Class B-1 and Class B-2 Certificates will be entitled to distributions of principal only if all the Class B Principal Distribution Tests are satisfied. The Class B-2 Certificateholders are not entitled to any distributions of principal until the Class B-1 Principal Balance has been reduced to zero.

Credit Enhancement:

                  The Class A Certificates are supported by the subordination of the Class M-1 and Class B Certificates, the Class M-1 Certificates are supported by the subordination of the Class B Certificates, and the Class B-1 Certificates are supported by the subordination of the Class B-2 Certificates. The Class B-2 Certificateholders are entitled to a Green Tree Guarantee. To the extent that funds in the Certificate Account are insufficient to distribute the Class B-2 Formula Distribution Amount, Green Tree is obligated to pay the Guarantee Payment.

Nature of Net Excess Cashflow:

                  1. A Guarantee Fee equal to the lesser of Monthly Excess
                    Cashflow and 300 basis points.

                  2. Class C Certificate (Residual).

                            [GTFC 1994-6 CASHFLOWS]

                                  GTFC 1994-5

Issue Date: August 11, 1994.

                            Bond Value Segmentation

                                                        Residual                       Total Bond
                    Guarantee Fee                        Asset                            Value
                    -------------                       --------                       -----------
                     $36,408,186                           $0                          $36,408,186

                                            Pass-
                               Current     Through
Description of Securities:     Balance      Rate
--------------------------  -------------- -------
  Class A-1; Senior         $86,999,869.54  6.60%
  Class A-2; Senior         $55,000,000.00  7.30%
  Class A-3; Senior         $45,000,000.00  7.60%
  Class A-4; Senior         $62,000,000.00  7.95%
  Class A-5; Senior         $72,523,932.00  8.30%
  Class B-1; Subordinate    $15,397,718.00  8.25%
  Class B-2; Subordinate    $25,021,290.00  8.55%

Principal Amortization:

                  Prior to the Class B Cross-over Date (as defined below), holders of the Class A Certificates will receive 100% of the Formula Principal Distribution Amount; thereafter, subject to certain conditions, holders of the Class A Certificates will receive the Class A Percentage of the Formula Principal Distribution Amount. Holders of the Class A Certificates will receive payments of principal sequentially, first to the Class A-1 Certificateholders until the Class A-1 Principal Balance is reduced to zero, then to the Class A-2 Certificateholders until the Class A-2 Principal Balance is reduced to zero, and so on until the Class A-5 Principal Balance is reduced to zero.

                  The Class B Cross-over Date is the later of (A) September 1999 or (B) the first Remittance Date on which the Class B Principal Balance represents 21% or more of the Pool Scheduled Principal Balance. On each Remittance Date on or after the Class B Cross-over Date and prior to the Remittance Date on which the Class A Principal Balance is reduced to zero, holders of the Class B-1 and Class B-2 Certificates will be entitled to distributions of principal only if all the Class B Principal Distribution Tests are satisfied. The Class B-2 Certificateholders are not entitled to any distributions of principal until the Class B-1 Principal Balance has been reduced to zero.

Credit Enhancement:

                  The Class A Certificates are supported by the subordination of the Class B Certificates, and the Class B-1 Certificates are supported by the subordination of the Class B-2 Certificates. The Class B-2 Certificateholders are entitled to a Green Tree Guarantee. To the extent that funds in the Certificate Account are insufficient to distribute the Class B-2 Formula Distribution Amount, Green Tree is obligated to pay the Guarantee Payment.

Nature of Net Excess Cashflow:

                  1. A Guarantee Fee equal to the lesser of Monthly Excess
                    Cashflow and 300 basis points.

                  2. Class C Certificate (Residual).

                            [GTFC 1994-5 CASHFLOWS]

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

  NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AU-THORIZED BY THE TRUST OR THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE CERTIFICATES IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN AFFAIRS OF THE TRUST SINCE THE DATE HEREOF.

                                ---------------

                               TABLE OF CONTENTS

                                  PROSPECTUS

                                                                            PAGE
                                                                            ----
Reports to Certificateholders..............................................   2
Additional Information.....................................................   2
Summary of Terms...........................................................   3
Risk Factors...............................................................   8
Summary of Transaction.....................................................   9
Green Tree Financial Corporation...........................................  11
The Trust..................................................................  13
The Trust Property.........................................................  14
Historical and Projected Net Excess Cashflow...............................  16
Yield, Average Life and Prepayment Considerations..........................  18
Description of the Certificates............................................  27
Description of the Trust Documents.........................................  31
Use of Proceeds............................................................  33
Certain Federal Income Tax Consequences....................................  33
ERISA Considerations.......................................................  37
Legal Investment Considerations............................................  38
Underwriting...............................................................  39
Legal Matters..............................................................  39
Appendix I.................................................................  40

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                               $308,000,000

                                     LOGO
            GREEN TREE SECURITIZED NET INTEREST MARGIN TRUST 1995-A

                 % SECURITIZED NET INTEREST MARGIN CERTIFICATES

                                ---------------

                                  PROSPECTUS

                             August   , 1995

                                ---------------

                                LEHMAN BROTHERS

                              MERRILL LYNCH & CO.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

A diagram entitled "Structural Diagram" shows the legal structure of the transfer of the Guarantee Fees and the Residual Assets and the creation of the Trust. Using a combination of boxes and arrows, the diagram illustrates the transfer by Green Tree to its subsidiaries of the Guarantee Fees and the Residual Assets, the transfer of the Residual Assets to the Trust and the issuance of the Finance 1 Note to the Trust, and the issuance by the Trust of the Certificates and the Subordinated Certificates.

A graph entitled "Total Securitized Cashflows" shows 3 factors with respect to Total Securitized Cashflows:
(1) Net Interest Margin
(2) Normal Servicing Fee
(3) Liquidation Losses

These 3 factors are plotted on the graph as aggregate dollar amounts for each month beginning August 1994 through August 2025.

A graph entitled "Weighted Average Historical Monthly Prepayment Rates (CPR)" shows the historical monthly prepayment experience of Green Tree's manufactured housing servicing portfolio, plotted on the graph as a weighted average conditional prepayment rate for each month from January 1984 through January 1995.

A graph entitled "Weighted Average Projected Prepayment Rated (CPR), Increasing Interest Rate Scenarios" shows 4 different projected prepayment rates for all of the Contracts, assuming 4 "Interest Rate Shifts":

(1) the Base Case (average CPR=9.1%)
(2) -100 basis points (average CPR=6.4%)
(3) -200 basis points (average CPR=6.1%)
(4) -300 basis points (average CPR=6.1%)

These 4 projected prepayment rates are plotted on the graph as annualized constant prepayment rates (CPRs) for each year beginning in June 1995.

A graph entitled "Weighted Average Projected Prepayment Rates (CPR), Decreasing Interest Rate Scenarios" shows 4 different prepayment rates for all of the Contracts, assuming 4 "Interest Rate Shifts":

(1) the Base Case (average CPR=9.1%)
(2) -100 basis points (average CPR=12.4%)
(3) -200 basis points (average CPR=14.2%)
(4) -300 basis points (average CPR=15.6%)

These 4 projected prepayment rates are plotted on the graph as annualized constant prepayment rates (CPRs) for each year beginning in June 1995.

A graph entitled "Weighted Average Projected Default Rates" shows the weighted average projected conditional default rate (CDR) for the Contracts. The projected default rate is plotted on the graph for each year beginning in June 1995.


A graph entitled "Weighted Average Projected Recovery Rate" shows the weighted average projected rate of recovery for all the Contracts. The projected recovery percentage is plotted on the graph for each year beginning in June 1995.

A graph entitled "GTFC 1995-5 Cashflows" shows 3 factors with respect to Securitized Pool GTFC 1995-5:
(1) Net Interest Margin
(2) Normal Servicing Fee
(3) Liquidation Losses

These 3 factors are plotted on the graph as aggregate dollar amounts for each month beginning June 1995 through June 2025.



A graph entitled "GTFC 1995-4 Cashflows" shows 3 factors with respect to Securitized Pool GTFC 1995-4:
(1) Net Interest Margin
(2) Normal Servicing Fee
(3) Liquidation Losses

These 3 factors are plotted on the graph as aggregate dollar amounts for each month beginning June 1995 through June 2025.



A graph entitled "GTFC 1995-3 Cashflows" shows 3 factors with respect to Securitized Pool GTFC 1995-3:
(1) Net Interest Margin
(2) Normal Servicing Fee
(3) Liquidation Losses

These 3 factors are plotted on the graph as aggregate dollar amounts for each month beginning May 1995 through May 2025.

A graph entitled "GTFC 1995-2 Cashflows" shows 3 factors with respect to Securitized Pool GTFC 1995-2:
(1) Net Interest Margin
(2) Normal Servicing Fee
(3) Liquidation Losses


These 3 factors are plotted on the graph as aggregate dollar amounts for each month beginning April 1995 through April 2025

A graph entitled "GTFC 1995-1 Cashflows" shows 3 factors with respect to Securitized Pool GTFC 1995-1:
(1) Net Interest Margin
(2) Normal Servicing Fee
(3) Liquidation Losses


These 3 factors are plotted on the graph as aggregate dollar amounts for each month beginning February 1995 through February 2025.


A graph entitled "GTFC 1994-8 Cashflows" shows 3 factors with respect to Securitized Pool GTFC 1994-8:
(1) Net Interest Margin
(2) Normal Servicing Fee
(3) Liquidation Losses


These 3 factors are plotted on the graph as aggregate dollar amounts for each month beginning December 1994 through December 2025


A graph entitled "GTFC 1994-7 Cashflows" shows 3 factors with respect to Securitized Pool GTFC 1994-7:
(1) Net Interest Margin
(2) Normal Servicing Fee
(3) Liquidation Losses


These 3 factors are plotted on the graph as aggregate dollar amounts for each month beginning November 1994 through November 2024


A graph entitled "GTFC 1994-6 Cashflows" shows 3 factors with respect to Securitized Pool GTFC 1994-6:
(1) Net Interest Margin
(2) Normal Servicing Fee
(3) Liquidation Losses


These 3 factors are plotted on the graph as aggregate dollar amounts for each month beginning September 1994 through September 2025



A graph entitled "GTFC 1994-5 Cashflows" shows 3 factors with respect to Securitized Pool GTFC 1994-5:
(1) Net Interest Margin
(2) Normal Servicing Fee
(3) Liquidation Losses


These 3 factors are plotted on the graph as aggregate dollar amounts for each month beginning August 1994 through August 2025

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

   SEC registration fee............................................ $106,206.90
   Blue Sky fees and expenses......................................   10,000.00
   Accountant's fees and expenses..................................  500,000.00*
   Attorney's fees and expenses....................................   50,000.00*
   Trustee's fees and expenses.....................................   15,000.00*
   Printing and engraving expenses.................................  150,000.00*
   Rating Agency fees..............................................  150,000.00*
   Miscellaneous...................................................      793.10*
                                                                    -----------
     Total......................................................... $   982,000
                                                                    ===========

--------
* Estimated

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Green Tree Financial Corporation ("Green Tree") and Green Tree Manufactured Housing Net Interest Margin Finance Corp. I ("Finance I") are incorporated under the laws of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation, by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise). The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

  The Certificate of Incorporation and Bylaws of Green Tree and Finance I each provide, in effect, that, subject to certain limited exceptions, such corporation will indemnify its officers and directors to the extent permitted by the Delaware General Corporation Law.

  Green Tree maintains a directors' and officers' insurance policy.

  Pursuant to the form of Underwriting Agreement, a copy of which is included as Exhibit 1.1 hereto, the Underwriters will agree, subject to certain conditions, to indemnify Green Tree and Finance I, each of their directors, certain of their officers and any persons who control Green Tree or Finance I within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), against certain liabilities.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

  Listed below are the unregistered securities sold by Green Tree since June 1992. These Certificates were distributed by the underwriters listed below and privately placed by such underwriters with institutional investors in transactions exempt from the registration provisions of the Securities Act of 1933, as amended. In the table below, the Series entitled "RV" refers to Recreational Vehicle Asset Backed Certificates, "MC" refers to Certificates for Motorcycle Contracts and "HI" refers to Certificates for FHA Title I Home Improvement Loans.

                                  PRINCIPAL AMOUNT       UNDERWRITERS AND
  SERIES             ISSUE DATE   OF CERTIFICATES        OTHER PURCHASERS
  ------             ----------   ----------------       ----------------
 1.MC 1992-1...... June 12, 1992    $14,007,114    The First Boston Corporation
 2.HI 1992-A...... June 18, 1992     32,489,932    The First Boston Corporation
 3.RV 1992-2...... June 19, 1992     14,858,272    Lehman Brothers
 4.HI 1992-B...... Sept. 17, 1992    21,135,359    The First Boston Corporation
 5.MC 1992-2...... Oct. 9, 1992      10,542,200    The First Boston Corporation
 6.HI 1992-C...... Dec. 15, 1992     18,720,675    The First Boston Corporation
 7.MC 1992-3...... Dec. 17, 1992      7,461,646    The First Boston Corporation
 8.HI 1993-A...... March 30, 1993    14,428,655    Merrill Lynch & Co.
 9.HI 1993-B...... June 29, 1993     28,416,577    Merrill Lynch & Co.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (a) Exhibits:

      1.1  Proposed form of Underwriting Agreement
     *3.1  Certificate of Incorporation of Green Tree Financial Corporation
     *3.1c Certificate of Merger of Incorporation of Green Tree Financial
            Corporation, as filed with the Delaware Secretary of State on June
            30, 1995
     *3.2  Bylaws of Green Tree Financial Corporation
      3.3  Certificate of Amendment to Certificate of Incorporation of Green
            Tree Manufactured Housing Net Interest Margin Finance Corp. I
      3.4  Amendment to Bylaws of Green Tree Manufactured Housing Net Interest
            Margin Finance Corp. I
      4.1  Form of Trust Agreement
      4.2  Form of Assignment made by Green Tree Financial Corporation in favor of Finance I
      4.3  Form of Assignment made by Green Tree Financial Corporation in favor of Finance I and Finance II
      4.4  Form of Transfer Agreement among Finance I, Finance II and the Trust
      4.5  Form of Finance I Note
      4.6  Form of Servicing Agreement between Green Tree Financial Corporation and the Trust
      4.7  Form of Security Agreement between Finance I and the Trust
      4.8  Form of Administration Agreement among the Trust, the Administrator and the Trustee
      5.1  Opinion and consent of Dorsey & Whitney P.L.L.P. as to legality
      8.1  Opinion of Dorsey & Whitney P.L.L.P. as to tax matters
   **21.1  Subsidiaries of the Registrant
     23.1  Consent of Dorsey & Whitney P.L.L.P. (included as part of Exhibit
            5.1)
    *24.1  Power of attorney from officers and directors of the Registrants signed by an attorney-in-fact (included on page II-4)

  --------

    * Previously filed.

   ** Incorporated by reference to Exhibit 21.1 of Green Tree's Annual Report on Form 10-K for the year ended December 31, 1994.

  (b) Financial Statements:

    Not Applicable

ITEM 17. UNDERTAKINGS

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The undersigned registrants hereby undertake that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as a part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-1 AND HAS DULY CAUSED THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF SAINT PAUL, STATE OF MINNESOTA ON JULY 31, 1995.

                                         Green Tree Financial Corporation

                                                  /s/ John W. Brink
                                         By: __________________________________

                                                   JOHN W. BRINK

                                               EXECUTIVE VICE PRESIDENT,
                                             TREASURER AND CHIEF FINANCIAL
                                                      OFFICER

                               POWER OF ATTORNEY

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

             SIGNATURE                       TITLE                 DATE

                                      Chairman of the
               *                       Board and Chief        July 31, 1995
------------------------------------   Executive Officer
          LAWRENCE M. COSS             (Principal
                                       Executive Officer)
                                       and Director

                                      President and
               *                       Director               July 31, 1995
------------------------------------
          ROBERT D. POTTS

         /s/ John W. Brink            Executive Vice
------------------------------------   President,             July 31, 1995
           JOHN W. BRINK               Treasurer and
                                       Chief Financial
                                       Officer (Principal
                                       Financial Officer)

                                      Vice President and
               *                       Controller             July 31, 1995
------------------------------------   (Principal
          ROBLEY D. EVANS              Accounting
                                       Officer)

                                      Director
               *                                              July 31, 1995
------------------------------------
          RICHARD G. EVANS

                                      Director
               *                                              July 31, 1995
------------------------------------
           TANIA A. MODIC

                                      Director
               *                                              July 31, 1995
------------------------------------
            W. MAX MCGEE

                                      Director
               *                                              July 31, 1995
------------------------------------
        ROBERT S. NICKOLOFF

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-1 AND HAS DULY CAUSED THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF SAINT PAUL, STATE OF MINNESOTA ON JULY 31, 1995.

                                          Green Tree Manufactured Housing Net
                                           Interest Margin Finance Corp. I

                                                  /s/ John W. Brink
                                          By: _________________________________

                                                    JOHN W. BRINK

                                             VICE PRESIDENT AND TREASURER

                               POWER OF ATTORNEY

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

              SIGNATURE                         TITLE                DATE

                                        Chairman of the
               *                         Board and President    July 31, 1995
-------------------------------------    (Principal
          LAWRENCE M. COSS               Executive Officer)

          /s/ John W. Brink             Vice President and
-------------------------------------    Treasurer              July 31, 1995
            JOHN W. BRINK                (Principal
                                         Financial Officer)
                                         and Director

                                        Director
               *                                                July 31, 1995
-------------------------------------
          RICHARD G. EVANS

                                        Director
               *                                                July 31, 1995
-------------------------------------
          WILLIAM B. DOEPKE

                                        Director
               *                                                July 31, 1995
-------------------------------------
         THEODORE P. JANULIS

                               EXHIBIT INDEX

                                                                     SEQUENTIAL
  EXHIBIT                                                               PAGE
  NUMBER                     DOCUMENT DESCRIPTION                      NUMBER
  -------                    --------------------                    ----------
    1.1    Proposed form of Underwriting Agreement
   *3.1    Certificate of Incorporation of Green Tree Financial
           Corporation
   *3.1c   Certificate of Merger of Incorporation of Green Tree
            Financial Corporation, as filed with the Delaware Sec-
            retary of State on June 30, 1995
   *3.2    Bylaws of Green Tree Financial Corporation
    3.3    Certificate of Amendment to Certificate of Incorpora-
            tion of Green Tree Manufactured Housing Net Interest
            Margin Finance Corp. I
    3.4    Amendment to bylaws of Green Tree Manufactured Housing
            Net Interest Margin Finance Corp. I
    4.1    Form of Trust Agreement
    4.2    Form of Assignment made by Green Tree Financial Corpo-
           ration in favor of Finance I
    4.3    Form of Assignment made by Green Tree Financial Corpo-
            ration in favor of Finance I and Finance II
    4.4    Form of Transfer Agreement among Finance I, Finance II
           and the Trust
    4.5    Form of Finance I Note
    4.6    Form of Servicing Agreement between Green Tree Finan-
            cial Corporation and the Trust
    4.7    Form of Security Agreement between Finance I and the
           Trust
    4.8    Form of Administration Agreement among the Trust, the
            Administrator and the Trustee
    5.1    Opinion and consent of Dorsey & Whitney P.L.L.P. as to
           legality
    8.1    Opinion of Dorsey & Whitney P.L.L.P. as to tax matters
 **21.1    Subsidiaries of the Registrant
   23.1    Consent of Dorsey & Whitney P.L.L.P. (included as part
           of Exhibit 5.1)
  *24.1    Power of attorney from officers and directors of the
            Registrants signed by an attorney-in-fact (included on
            page II-4)

--------

 * Previously filed.

** Incorporated by reference to Exhibit 21.1 of Green Tree's Annual Report on
   Form 10-K for the year ended December 31, 1994.